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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2012

To our Stockholders:

        The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 8:00 a.m. MDT, on Thursday, May 24, 2012, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111 for the following purposes:

  1)
  To vote on the proposal to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors;

  2)
  To elect Robert B. Aiken, Richard J. Howell, James T. Rothe, and J. Taylor Simonton as directors of the Company for the terms as described in the proxy statement;

  3)
  An advisory vote to approve named executive officer compensation;

  4)
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2012; and

  5)
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on March 26, 2012 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

        Your attention is directed to the proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information. We encourage you to carefully review the entire proxy statement.

        This year, we have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at the following websites: for beneficial holders of our common stock, the address is https://materials.proxyvote.com/75689M, and for registered holders of our common stock, the address is http://www.redrobin.com/eproxy.

        We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

        Thank you for your support.

By Order of the Board of Directors,

Pattye L. Moore Chair of the Board of Directors

Greenwood Village, Colorado
April 13, 2012

i

RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

May 24, 2012

        The board of directors of Red Robin Gourmet Burgers, Inc. (the "Company") is soliciting the accompanying proxy for use at our annual meeting of stockholders to be held on Thursday, May 24, 2012, beginning at 8:00 a.m. MDT, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, and at any time and date to which the annual meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purpose of the annual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 13, 2012.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012:    In accordance with the electronic delivery rules adopted by the U.S. Securities and Exchange Commission ("SEC"), the Company is permitted to furnish proxy materials to its stockholders on the Internet, in lieu of mailing a printed copy of proxy materials to each stockholder. Unless you are a registered holder, you will not receive a printed copy of proxy materials unless you request a printed copy. The Notice Regarding the Availability of Proxy Materials (the "Notice") instructs beneficial owners how to access and review on the Internet all of the important information contained in the proxy materials. The Notice also provides instructions as to how beneficial owners may vote their proxy. If you received a Notice by mail and would like to receive a printed copy of the Company's proxy materials and annual report, you must follow the instructions for requesting such materials included in the Notice. Alternatively, you may download or print these materials, or any portion thereof, from any computer with Internet access and a printer. The Company believes this process provides its stockholders the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and delivering the proxy materials.

        Our proxy materials, including this proxy statement and our 2011 Annual Report to Stockholders, are available at the following websites: for beneficial holders of our common stock, the address is https://materials.proxyvote.com/75689M, and for registered holders of our common stock, the address is http://www.redrobin.com/eproxy.

ABOUT THE MEETING

Why am I receiving a Notice Regarding the Availability of Proxy Materials or a proxy statement and proxy card?

        You have received proxy materials because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement describes issues on which we would like you to vote at our annual meeting of stockholders. It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the annual meeting.

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will vote on the following four items of business:

  1)
  The proposal to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors;

  2)
  The election of Robert B. Aiken, Richard J. Howell, James T. Rothe, and J. Taylor Simonton as directors of the Company for the terms as described in the proxy statement;

  3)
  An advisory vote to approve named executive officer compensation; and

  4)
  The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2012.

        Stockholders may also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the board's recommendations?

        Our board of directors recommends that you vote:

  •
  FOR approval of the amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors (see Proposal 1).

  •
  FOR election of each of the four nominated directors (see Proposal 2).

  •
  FOR approval of the advisory vote on our named executive officer compensation (see Proposal 3).

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2012 (see Proposal 4).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

        As of March 26, 2012, the record date for the meeting, we had 14,670,675 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Most stockholders hold their shares through a broker or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account, or by a bank, or other holder of record (i.e., in street name), you are considered the beneficial owner of shares held in street name, and the Notice Regarding the Availability of Proxy Materials or "Notice" is being forwarded to you from that holder with instructions on how to access our proxy materials and vote those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote and you are also invited to attend the annual meeting in person.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank, or other holder of record provides voting instructions for you to use in directing the broker, bank, or other holder of record how to vote your shares.

Who may attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 26, 2012, a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m. We do not permit cameras, recording devices, or other electronic devices at the meeting.

How may I vote my shares in person at the annual meeting?

        Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank, or other holder of record. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the Notice card provided by your broker, bank, or other holder of record.

May I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?

        There have been important changes in recent years to the rules related to broker non-votes and director elections. Under SEC rules effective in 2010, brokers, banks, or other holders of record are no longer permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner. This represented a change from prior years when brokers had discretionary voting authority in the election of directors. In 2012, the broker non-vote rules were expanded and brokers, banks, or other holders of record are no longer permitted to vote on certain types of corporate governance proposals without specific client instructions, including proposals to declassify a board of directors. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the new rules. This is called a "broker non-vote." If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

        At this annual meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals other than Proposal 4 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

        For Proposal 1 (board declassification), the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of common stock of the Company entitled to vote at the annual meeting will be required to approve such proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote against such proposal.

        For Proposal 2 (director election), in an uncontested election (such as the election to be held at this annual meeting), each director will be elected by the affirmative vote of the majority of the votes cast. An uncontested election means that there are as many candidates standing for election as there are vacancies on the board. A majority of votes cast means that the number of shares cast FOR a director's election exceeds the number of shares cast AGAINST that director. If a nominee does not receive a majority of the votes cast for such nominee, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director's successor shall have been duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

        Proposal 3 (say-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to our executive compensation programs. Our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 4 (ratification of auditors), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions will have no effect on the outcome of the vote.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy and follow the instructions on each Notice that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

        For all matters, you may vote FOR or AGAINST each nominee for director or proposal, or you may indicate that you wish to ABSTAIN from voting on a director nominee or proposal.

Who will count the proxy votes?

        Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, LLC, which we have retained to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

        We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Stephen E. Carley or Stuart B. Brown, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

        No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

How do I submit a stockholder proposal for consideration at next year's annual meeting?

        Proposals for Inclusion in Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 14, 2012. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

        Proposals to be Addressed at Meeting (but not included in proxy statement).    In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 27, 2013 and no earlier than January 28, 2013, and it must contain the additional information required by our bylaws. All proposals received after February 27, 2013 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

STOCK OWNERSHIP OF CERTAIN PERSONS

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 14,614,274 shares of common stock outstanding as of March 5, 2012.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 5, 2012. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC(1)	1,621,829	11.10%
Dimensional Fund Advisors LP(2)	1,103,943	7.55%
Michael J. Snyder(3)	1,101,635	7.54%
BlackRock, Inc.(4)	1,079,924	7.40%
T. Rowe Price Associates, Inc.(5)	978,097	6.69%
TAMRO Capital Partners LLC(6)	802,517	5.49%
The Vanguard Group, Inc.(7)	764,461	5.23%
Kovitz Investment Group, LLC(8)	758,501	5.19%

(1)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 14, 2011. The Schedule 13G/A was filed on behalf of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, with an address of 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A discloses that the reporting persons have sole power to dispose or to direct the disposition of 1,621,829 shares. These shares are beneficially owned through Fidelity Management and Research Company, a wholly owned subsidiary of FMR LLC, and FIL Limited, a partnership controlled by the Johnson family.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 13, 2012. The Schedule 13G/A discloses that Dimensional Fund Advisers LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnished investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisers LP may be deemed to be the beneficial owner of the shares of the Company held by it; however, it disclaims beneficial ownership of such securities. The address of the reporting person is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 12, 2007. The address of the reporting person is 1301 5th Avenue, Suite 3525, Seattle, Washington 98101.

(4)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 10, 2012. At the time of filing, the reporting person reported being a holding company that has sole voting and sole dispositive power over 1,079,924 shares. The address of this reporting person is 40 East 52nd Street, New York, New York 10022.

(5)
This disclosure is based on a Schedule 13G filed with the SEC on February 13, 2012. The reporting person is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. The Schedule 13G discloses that the reporting person has sole power to dispose or to direct the disposition of 978,097 shares. The address of the reporting person is 100 East Pratt Street Baltimore, MD 21202.

(6)
This disclosure is based on a Schedule 13G filed with the SEC on February 8, 2012. The Schedule 13G discloses that the reporting person has shared power to dispose or to direct the disposition of 802,517 shares. The address of the reporting person is 1701 Duke Street, Suite 250, Alexandria, VA 22314.

(7)
This disclosure is based on a Schedule 13G filed with the SEC on February 10, 2012. The Vanguard Group, Inc. is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. The Schedule 13G discloses that Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 19,033 shares or .12% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. The address of the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
This disclosure is based on a Schedule 13G filed with the SEC on February 13, 2012. The Schedule 13G was filed on behalf of Kovitz Investment Group, LLC, Mitchell A. Kovitz, and Jonathan A. Shapiro, with an address of 115 South LaSalle Street, 27th Floor, Chicago, IL 60603.

Stock Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 5, 2012 by:

  •
  each of our directors, including the board's nominees for election;

  •
  each executive officer named in the Summary Compensation Table; and

  •
  all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Stephen E. Carley(2)	29,312	*
Stuart B. Brown(3)	1,050	*
Eric C. Houseman(4)	65,134	*
Todd A. Brighton(5)	63,045	*
Annita M. Menogan(6)	16,417	*
Katherine L. Scherping(7)	14,289	*
Susan Lintonsmith(8)	18,260	*
Robert B. Aiken(9)	11,562	*
Lloyd L. Hill(10)	9,062	*
Richard J. Howell(11)	29,237	*
Glenn B. Kaufman(12)	9,619	*
Pattye L. Moore(13)	20,217	*
Stuart I. Oran(14)	8,062	*
James T. Rothe(15)	31,137	*
J. Taylor Simonton(16)	27,437	*
Marcus L. Zanner(17)	26,852	*
Directors and Current Executive Officers as a group (16 persons)(18)	353,962	2.39%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently exercisable or that vest or become exercisable within 60 days of March 5, 2012, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock. We do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 1,000 shares held directly by Mr. Carley, 4,646 shares of common stock held indirectly by the Carley Family Trust, and 23,666 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012.

(3)
Shares of common stock held directly by Mr. Brown.

(4)
Consists of 1,500 shares of restricted stock, 26,967 shares of common stock held directly by Mr. Houseman, and 36,667 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012. The restricted stock is subject to certain forfeiture restrictions that vest on February 24, 2013.

(5)
Consists of 750 shares of restricted stock, 31,962 shares of common stock held directly by Mr. Brighton, and 30,333 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012. The restricted stock is subject to certain forfeiture restrictions that vest on February 24, 2013.

(6)
Consists of 750 shares of restricted stock, 9,334 shares of common stock held directly by Ms. Menogan, and 6,333 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012. The restricted stock is subject to certain forfeiture restrictions that vest on February 24, 2013.

(7)
As of July 15, 2011, Ms. Scherping's date of departure from the Company, her holdings consisted of 9,622 shares held directly, 3,000 shares held indirectly by Ms. Scherping's husband, and 1,667 shares of common stock subject to options that were exercisable within 60 days of July 15, 2011. Ms. Scherping exercised all 1,667 options prior to their October 15, 2011 expiration.

(8)
As of July 15, 2011, Ms. Lintonsmith's date of departure from the Company, her holdings consisted of 1,375 shares of restricted stock, 6,218 shares held directly, and 10,667 shares of common stock subject to options that were exercisable within 60 days of July 15, 2011. As a part of Ms. Lintonsmith's separation agreement dated as of August 9, 2011, 625 and 750 shares of restricted stock vested on February 24, and February 27, 2012, respectively. Also pursuant to the separation agreement, Ms. Lintonsmith's options will continue to vest through March 31, 2012 and will expire on June 30, 2012.

(9)
Consists of 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 5,500 shares of common stock held indirectly by the Robert B. Aiken Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012.

(10)
Consists of 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 1,000 shares of common stock held directly by Mr. Hill, 2,000 shares of common stock held indirectly by the Lloyd Hill Revocable Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012.

(11)
Consists of 250 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 7,625 shares of common stock held directly by Mr. Howell, 800 shares of common stock held indirectly in trusts for the benefit of Mr. Howell's children, and 19,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012. The restricted stock is subject to certain forfeiture restrictions that vest on May 27, 2012.

(12)
Consists of 844 shares of restricted stock units that are currently vested and will be released in August 2013, 4,400 shares of common stock held directly by Mr. Kaufman and 4,375 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012.

(13)
Consists of 250 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 1,125 shares of common stock held directly by Ms. Moore, 8,280 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband, and 9,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012. The restricted stock is subject to certain forfeiture restrictions that vest on May 27, 2012.

(14)
Consists of 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012.

(15)
Consists of 250 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 5,325 shares of common stock held directly by Mr. Rothe, and 24,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012. The restricted stock is subject to certain forfeiture restrictions that vest on May 27, 2012.

(16)
Consists of 250 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 6,625 shares of common stock held directly by Mr. Simonton, and 19,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012. The restricted stock is subject to certain forfeiture restrictions that vest on May 27, 2012.

(17)
Consists of 1,062 shares of restricted stock units that are currently vested and will be released in June 2013, 20,790 shares of common stock held directly by Mr. Zanner, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012.

(18)
Includes 198,462 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2012.

Equity Compensation Plan Information

        We maintain five equity-based compensation plans—the 2000 Management Performance Common Stock Option Plan (the "2000 Stock Plan"), the 2002 Stock Incentive Plan (the "2002 Stock Plan"), the 2004 Performance Incentive Plan (the "2004 Plan"), the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), and the Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

        The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 25, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	866,817	(1)	$25.14	1,069,219	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	866,817

(1)
This aggregate amount of 866,817 consists of the following number of options then outstanding under each of the plans:

634	2000 Stock Plan
100,036	2002 Stock Plan
110,253	2004 Plan
655,894	2007 Plan
(2)
Of the aggregate number of shares that remained available for future issuance as of December 25, 2011, 118,112 shares were available for issuance under the ESPP and 951,107 shares were available for issuance under the 2007 Plan. Any shares subject to options granted under the 2000 Stock Plan, the 2002 Stock Plan, or the 2004 Plan that are not exercised before they expire or are terminated will expire and not be available for additional award grants. No new awards may be granted under the 2000 Stock Plan, the 2002 Stock Plan, or the 2004 Plan.

PROPOSAL 1
DECLASSIFICATION OF THE BOARD OF DIRECTORS

          Article Sixth of our Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), currently divides the board into three classes (Class I, Class II, and Class III). Each member of a class is elected for a three-year term, with the terms staggered so that approximately one-third of directors stand for election each year. There are currently four Class I directors, whose terms expire at the 2012 annual meeting; three Class II directors, whose terms expire at the 2013 annual meeting; and three Class III directors, whose terms expire at the 2014 annual meeting.

          The board of directors recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the board will always have prior experience with the Company. Additionally, classified boards may provide protection against unwanted takeovers and proxy contests, as they make it more difficult for a stockholder to gain control of the board without the cooperation or approval of incumbent directors. On the other hand, the board also recognizes that a classified structure may reduce directors' accountability to stockholders, because such a structure does not enable stockholders to express a view on each director's performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Last year, the Company's stockholders voted in favor of the inclusion of a declassification proposal in this year's proxy statement.

          In determining whether to support declassification of the board, the board considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and our stockholders to amend our Certificate as set forth in Appendix A of this proxy statement, to phase out classification of our board and provide instead for the annual election of directors as further described below (the "Declassification Amendment"). The board unanimously approved, and recommends that the stockholders approve, the Declassification Amendment.

          If the Declassification Amendment is approved by our stockholders, then we will amend our Certificate and directors elected at the 2012 annual meeting and thereafter will be elected for one-year terms at each annual meeting of stockholders. Therefore, the Class I directors would be elected at the 2012 annual meeting for one-year terms, the Class I and Class II directors would stand for election at the 2013 annual meeting for one-year terms, and beginning with the 2014 annual meeting, the board will be completely declassified and all directors will be elected for one-year terms. Consistent with Delaware law, the Declassification Amendment also provides that once declassification of the board is accomplished at the 2014 annual meeting, thereafter directors may be removed with or without cause by the required stockholder vote.

          If the Declassification Amendment is not approved by the stockholders, our board will remain classified and our directors will continue to be subject to our Certificate's current classification. In such case, the four Class I directors to be elected at the 2012 annual meeting would be elected to a three-year term to serve until the 2015 annual meeting and until their respective successors are duly elected and qualified. Similarly, the Class II and Class III directors would continue to be elected to three-year terms as provided in our existing Certificate.

          To be approved at the annual meeting, the Declassification Amendment requires the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of common stock of the Company entitled to vote at the annual meeting.

          The general description of the proposed amendment to the Certificate set forth above is qualified in its entirety by reference to the text of the proposed amendment to the Certificate which is attached as Appendix A to this proxy statement.

          Our board of directors unanimously recommends a vote FOR this proposal.

 PROPOSAL 2
ELECTION OF DIRECTORS

General

          As of the date of this proxy statement, our board of directors consists of ten directors. Currently, the board is divided into three classes, designated as Class I, Class II, and Class III. Only those directors in Class I are standing for election at the 2012 annual meeting. Class I directors include: Robert B. Aiken, Richard J. Howell, James T. Rothe, and J. Taylor Simonton.

          If our proposal to declassify the board (Proposal 1) is approved by the stockholders at the annual meeting, we will amend our Certificate to provide for a transition from the current classified board structure with three classes of directors serving three-year staggered terms to an unclassified structure where all directors would be elected on an annual basis for a one-year term.

          If Proposal 1 is approved by the stockholders, then the directors elected at this annual meeting will serve in office until our 2013 annual meeting of stockholders and until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirement. If Proposal 1 is not approved by stockholders, then the directors elected at this annual meeting will serve in office until our 2015 annual meeting of stockholders and until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirement. Each nominee has consented to serve if elected and we expect that each of them will be able to serve if elected. If any nominee should become unavailable to serve as a director, our board of directors can name a substitute nominee and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Directors and Nominees

          Below, you can find the principal occupation and other information about each of the Class I directors and each of the other directors whose term of office will continue after the meeting.

  Director Nominees—Class I Directors

          Robert B. Aiken, 49, Mr. Aiken joined the Company as a director in March 2010. In February 2012, Mr. Aiken re-joined Bolder Capital, a Chicago-based private equity firm, as the Chief Executive Officer of its food company portfolio. Mr. Aiken previously served as the Chief Executive Officer of Bolder Capital's food company portfolio from February 2010 to January 2011. Mr. Aiken was a Managing Director of Capwell Partners, LLC, a Chicago-based private equity firm from January 2011 to February 2012. Prior to entering the private equity business in February 2010, Mr. Aiken served as the President and Chief Executive Officer of U.S. Foodservice (USF). At USF, he served as President and Chief Executive Officer from July 2007 to February 2010, as President and Chief Operating Officer from October 2005 to July 2007, and as Executive Vice President of Sales/Marketing & Supply Chain from February 2004 to October 2005.

        Prior to joining USF, Mr. Aiken held several positions from 1994 through 2000 at Specialty Foods Corp. of Deerfield, Illinois, including Chief Executive Officer of its Metz Baking Company subsidiary. From 2000 until 2004, Mr. Aiken also served as President and Principal of Milwaukee Sign Co. and early in Mr. Aiken's career, he worked as a business lawyer, first with the firm Sidley & Austin in Chicago and then with Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California.

        Key Attributes, Experience, and Skills:    Mr. Aiken brings to the board of directors, among his other skills and qualifications, experience as a chief executive officer of a corporation with significant operations and a large, labor-intensive workforce. He gained extensive experience in operations and logistics, as well as an understanding of the dining industry through his service at USF. In light of the foregoing, our board of directors has concluded that Mr. Aiken should continue as a member of our board.

        Other Public Company Board Service:    United Stationers Inc. (December 2010-present).

        Recent Past Public Company Board Service:    None.

        Richard J. Howell, 69, joined the Company as a director in September 2005. Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. From January 2004 through May 2009, Mr. Howell served as an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business at Texas Christian University.

        Key Attributes, Experience, and Skills:    Mr. Howell brings to the board of directors, among his other skills and qualifications, significant experience in accounting and information systems, as well as knowledge of controls and financial reporting requirements of public companies. In addition, during Mr. Howell's career in public accounting he gained significant knowledge of due diligence, mergers and acquisitions, and risk management. In his role as the head of the audit division, he gained experience with recruiting, personnel management, budgeting, and client development and management. As a public accountant, Mr. Howell worked with retail and manufacturing companies and developed experience working with supply chain, procurement, manufacturing processes, and inventory management. Mr. Howell's work with audit committees of numerous public reporting companies and his directorship roles have provided him with substantial experience in corporate governance. In light of the foregoing, our board of directors has concluded that Mr. Howell should continue as a member of our board.

        Other Public Company Board Service:    Independent Trustee for the LKCM Funds (July 2005-present).

        Recent Past Public Company Board Service:    None.

        James T. Rothe, 68, joined the Company as a director in October 2004 and served on the Company's compensation committee from October 2004 to May 2009, including as chair of that committee from June 2005 to May 2009. Mr. Rothe has served since January 2004 as Managing Director and co-founder of Roaring Fork Capital Management, LLC, which is the General Partner of Roaring Fork Capital SBIC, LP, with offices in Colorado Springs and Denver, Colorado and Dallas, Texas. Mr. Rothe is a Professor Emeritus of the College of Business at the University of Colorado at Colorado Springs where he served as Professor from 1986 to 2004 and Dean of the College from 1986 to 1994. Mr. Rothe was also a Principal in the Phillips-Smith Specialty Retail Group, a venture capital firm (three funds, total $140 million) from 1988 to 1999. Mr. Rothe served as President of Pearle Vision Center and Texas State Optical, Divisions of Pearle Health Services, Inc. He also served as Vice President of Marketing and Senior Vice President of Marketing and Merchandising for Pearle Vision Center. Mr. Rothe holds a Ph.D. in marketing and finance from the University of Wisconsin—Madison.

        Key Attributes, Experience, and Skills:    Mr. Rothe brings to the board of directors, among his other skills and qualifications, a unique understanding of the Company's strategies and operations through his prior board service. In addition, Mr. Rothe has significant experience in business and finance that he gained while helping to build Pearle Health Services, Inc., and participating as a key member of a venture capital partnership that successfully invested in companies such as Bizmart, PetSmart, Hot Topic, and Cheap Tickets. In light of the foregoing, our board of directors has concluded that Mr. Rothe should continue as a member of our board.

        Other Public Company Board Service:    Independent Trustee of the Janus Funds (1997-present).

        Recent Past Public Company Board Service:    None.

        J. Taylor Simonton, 67, joined the Company as a director in September 2005 and served as chair of the Company's audit committee from October 2005 to May 2009. Mr. Simonton spent 35 years at PricewaterhouseCoopers LLP, including 23 years as an audit partner in the firm's Accounting and Business Advisory Services practice before retiring in 2001. From January 2003 to February 2007, Mr. Simonton served on the board of directors of Fischer Imaging Corporation, a public company that designed, manufactured, and marketed specialty medical imaging systems, and served as its audit committee chair. He is currently the audit committee chair of Zynex, Inc., a public company that manufactures and markets medical devices for the electrotherapy, stroke, and spinal injury rehabilitation markets. Mr. Simonton is also lead director and audit committee chair of Keating Capital, Inc., a public reporting closed-end investment fund that makes non-controlling investments in private and small market capitalization public companies.

        Key Attributes, Experience, and Skills:    Mr. Simonton brings to the board of directors, among his other skills and qualifications, significant experience in accounting and finance that he gained through 35 years of service at PricewaterhouseCoopers, LLC, including 23 years as an Accounting and Business Advisory Partner. In addition, Mr. Simonton is well versed in corporate governance; he is a 2011 National Association of Corporate Directors (NACD) Board Leadership Fellow and has completed NACD's comprehensive program of study for experienced corporate directors. Mr. Simonton is chairman and past president of the NACD chapter in Colorado. He also has served on other public company boards of directors. In light of the foregoing, our board of directors has concluded that Mr. Simonton should continue as a member of our board.

        Other Public Company Board Service:    Keating Capital, Inc. (May 2008-present) and Zynex, Inc. (October 2008-present).

        Recent Past Public Company Board Service:    Fischer Imaging Corporation-Denver, CO (January 2003-February 2007).

Continuing Directors for Term Ending upon the 2013 Annual Meeting of Stockholders—Class II Directors

        Lloyd L. Hill, 68, joined the Company as a director in March 2010. Mr. Hill is the former Chairman and CEO of Applebee's International, Inc. (Applebee's), based in Overland Park, Kansas. Mr. Hill joined Applebee's as Chief Operating Officer in January 1994, and was named President in December 1994. He became Co-Chief Executive Officer in January 1997; Chief Executive Officer in January 1998; and was elected Chairman of the Board in May 2000. Mr. Hill first began serving on Applebee's board as an independent director in 1989 and served until November 2007. Mr. Hill retired as Chief Executive Officer of Applebee's in September 2006.

        Prior to joining Applebee's, Mr. Hill served as President and Director of Kimberly Quality Care (KQC), a market leader in home healthcare and nurse personnel staffing. Mr. Hill received his master's degree in business administration from Rockhurst University in Kansas City, Missouri.

        Key Attributes, Experience, and Skills:    Mr. Hill brings to the board of directors, among his other skills and qualifications, executive leadership and operations skills developed from his years of experience as a chief executive officer of several companies. As Chairman and Chief Executive Officer of Applebee's, Mr. Hill substantially expanded Applebee's business while successfully maintaining relationships with Applebee's stockholders. Under Mr. Hill's leadership, Applebee's grew into the largest casual dining concept in the world, with nearly 1,900 restaurants in 49 states and 17 countries. In 2005, Mr. Hill was named by Institutional Investor magazine as one of America's Best CEOs and as one of the top-performing CEOs within the restaurant industry. Mr. Hill also brings deep knowledge of the casual-dining industry. In light of the foregoing, our board of directors has concluded that Mr. Hill should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    Applebee's International, Inc. (1989-2007).

        Glenn B. Kaufman, 44, joined the Company as a director in August 2010. Mr. Kaufman has been a Managing Member of the D Cubed Group, a private-market investment firm with a long-term focused value creation model, since January 2011. Prior to forming D Cubed, he consulted to Boards and senior executives of operating businesses as well as to private investment firms from January 2009 to December 2010. Previously he spent 11 years at American Securities Capital Partners, where he was a Managing Director. During his tenure at American Securities, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors. He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

        Key Attributes, Experience, and Skills:    Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable executive leadership and corporate governance experience, as well as an extensive understanding of restaurant operations and franchising. Mr. Kaufman gained restaurant, food service, franchising, heath care, and retail expertise while serving as the Managing Director of American Securities Capital Partners. In addition, Mr. Kaufman also has legal expertise, as he served as an attorney for Cravath, Swaine & Moore for four years. In light of the foregoing, our board of directors has concluded that Mr. Kaufman should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    None.

        Stuart I. Oran, 61, Mr. Oran joined the Company as a director in March 2010. Mr. Oran is the Managing Member of Roxbury Capital Group LLC, a New York based merchant banking firm he founded in 2002. Mr. Oran is also the co-founder of Bond Street Holdings, Inc., a bank holding company formed to acquire failed banks in FDIC-assisted transactions.

        From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, Inc., including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and Chief Executive Officer of Avolar, United's business aviation line of business. During that period, Mr. Oran also served as a director of United Airlines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee, and Alternative Asset Investment Committee of UAL. Mr. Oran resigned from his positions at UAL Corporation and United Airlines, Inc. in March 2002. In November 2003, UAL Corporation and United Airlines, Inc. filed Chapter 11 bankruptcy proceedings. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

        Key Attributes, Experience, and Skills:    Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership and management, and strategic planning experience which he gained during his employment with UAL Corporation and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Mr. Oran should continue as a member of our board.

        Other Public Company Board Service:    Spirit Airlines (2004-present).

        Recent Past Public Company Board Service:    Deerfield Capital Corp. (2008-2010); Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009); and Wendy's International, Inc. (2005-2008).

Continuing Directors for Term Ending upon the 2014 Annual Meeting of Stockholders—Class III Directors

        Stephen E. Carley, 59, joined the Company as Chief Executive Officer and as a director in September 2010. Prior to joining the Company, Mr. Carley served from April 2001 to August 2010 as the Chief Executive Officer of El Pollo Loco, Inc., a privately held restaurant company headquartered in Costa Mesa, California. Prior to his service at El Pollo Loco, Mr. Carley served in various management positions with several companies, including, PhotoPoint Corp., Universal City Hollywood, PepsiCo, Inc., and the Taco Bell Group. Mr. Carley holds a master's degree with a concentration in marketing from Northwestern University and a bachelor's degree in finance from the University of Illinois in Urbana, Illinois.

        Key Attributes, Experience, and Skills:    Mr. Carley brings to the Company and the board of directors, among his other skills and qualifications, extensive restaurant industry experience and valuable executive leadership, which he gained as a chief executive officer of a corporation with significant, large-scale operations. He has extensive knowledge and understanding of the restaurant industry, marketing and brand familiarity, as well as significant insight into and experience with franchise operations. In light of the foregoing, our board of directors has concluded that Mr. Carley should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    EPL Intermediate, Inc., an affiliate of El Pollo Loco (publicly traded debt) (2004-2010).

        Pattye L. Moore, 54, joined the Company as a director in August 2007 and was appointed as Chair of the board of directors in February 2010. Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc.

        Key Attributes, Experience, and Skills:    Ms. Moore brings to the board of directors, among her other skills and qualifications, significant executive leadership, management, marketing, business strategy, and brand development experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named one of the top 100 marketers by Advertising Age magazine in 2000 and one of the top 50 women in foodservice by Nation's Restaurant News in 2002. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Ms. Moore should continue as a member of our board.

        Other Public Company Board Service:    ONEOK (2002-present).

        Recent Past Public Company Board Service:    Sonic Corp. (2000-2006).

        Marcus L. Zanner, 67, joined the Company as a director in June 2009. Mr. Zanner is the former President and majority owner of Great Western Dining, which operated for more than 25 years with over 40 restaurants, including 13 Red Robin® restaurants in Washington that were purchased by the Company in 2006. Mr. Zanner was associated with the institutional sales division of Merrill Lynch for a period of twelve years and has served on the board of directors of Fortune Bank in Seattle, Washington since September 2008. Mr. Zanner has also served on the board of directors for the Washington Restaurant Association and the National Restaurant Association.

        Key Attributes, Experience, and Skills:    Mr. Zanner brings to the board of directors, among his other skills and qualifications, extensive restaurant industry experience along with financial services experience. He has significant knowledge and understanding of our business and operations, industry leadership, and brand familiarity, as well as insight into franchise operations based on his experience of owning and operating Red Robin® and other restaurants for over 25 years. In light of the foregoing, our board of directors has concluded that Mr. Zanner should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    None.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR the election of Mr. Aiken, FOR the election of Mr. Howell, FOR the election of Mr. Rothe, and FOR the election of Mr. Simonton as directors on our board of directors.

 Selecting Nominees for Director

        Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. In evaluating a director candidate, the nominating and governance committee will consider the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. While there is no policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

        The nominating and governance committee recommends director candidates for nomination to the board. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

        The board of directors seeks to ensure that good governance and responsible business principles and practices are part of our culture, values and the way we do business. In achieving this goal, the board of directors has previously established corporate governance guidelines that it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to assure that they are timely, effective, and supportive of the board's oversight and other responsibilities.

Executive Development and Management Succession

        Executive development and succession is an important responsibility of the board of directors. Under the Company's corporate governance guidelines, the board, either itself or through a committee, maintains an ongoing policy and plan for the development and succession of the CEO and other senior officers. The board has delegated this responsibility to the nominating and governance committee. This program encompasses performance reviews of executives, developmental guidance for not only their current roles, but also for new strategic opportunities that may result from growth in and changes to the Company's operations, and succession planning for executives and their high potential direct reports. Our corporate governance guidelines provide that the succession policy and plan has a multi-year focus that encompasses, among other things:

  •
  criteria that reflect the Company's ongoing business strategies;

  •
  identification and development of potential internal candidates;

  •
  formal assessment processes to evaluate such potential internal candidates and their development; and

  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability, or another related emergency.

        The nominating and governance committee is charged with oversight of, and maintains a policy and practices to ensure that executive development and succession are anticipated, planned for, and addressed in a timely manner. This process includes annual performance reviews and evaluations of the CEO and executive officers. Mr. Carley regularly meets with the full board on his performance, and his annual performance evaluation is conducted under the oversight of the compensation committee. He conducts annual performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board, along with any interim performance and development updates.

        Under the guidance of the board, Mr. Carley and each of the executive officers conduct annual succession planning. At least annually and when otherwise necessary, the nominating and governance committee reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Stockholder Relations

        The board and management believe that the Company's relationships with its stockholders and other stakeholders are an important part of its corporate governance profile, and it recognizes the value of continuing communications. Among other things, engagement with our stockholders helps us to understand the larger context and impact of our operations, learn about expectations for our performance, and assess emerging issues that may affect our governance practices, business or other aspects of our operations. This approach has helped us to identify mutual perspectives and goals and to adopt a collaborative approach to these relationships, which has resulted in our receiving essential input from our stockholders. To this end, we regularly engage with our stockholders through attendance at investor conferences, press releases and other stockholder communications, and individual meetings throughout the year.

        We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes, and concerns of our stockholders, the Company made a number of changes to its corporate governance practices in the past few years. Changes made in 2011 and early 2012 include, among other things:

  •
  allowing our shareholder rights agreement to expire following the 2011 annual meeting;

  •
  seeking advice in our 2011 proxy statement from stockholders on whether to include the proposal in this proxy statement to declassify the Company's board of directors;

  •
  working cooperatively with a stockholder in response to a proposal to document our succession planning process in our corporate governance guidelines;

  •
  adopting a formal succession planning process and written succession policy; and

  •
  adopting a clawback policy with respect to the return of certain incentive compensation received by executives.

        In January 2011, we were approached by representatives of Oak Street Capital Management, LLC and its affiliates, who were stockholders of the Company. They expressed concern about the Company's performance and business strategy, among other things. Following several meetings and extended discussions, on April 5, 2011, we entered into a letter agreement with Oak Street Capital Management, LLC, on behalf of themselves and their respective affiliated funds, persons and entities. Pursuant to the terms of the letter agreement, David Makula was appointed to the board effective April 5, 2011 as a Class I director to serve until the Company's 2012 annual stockholders meeting, and appointed to the Company's audit committee. Mr. Makula resigned from the Company's board of directors effective August 29, 2011, following the reduction of Oak Street Capital Management, LLC's holdings in the Company. The Company's agreement with Mr. Makula and Oak Street Capital Management, LLC dated April 5, 2011, remains in effect through the Company's 2012 annual meeting of stockholders.

Board Leadership Structure

        The board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. At this time, we believe the optimal leadership structure for our board is to maintain the separation in the roles of chair of the board and chief executive officer. Pattye Moore currently serves as chair of the board due to, among other things, her prior experience on public company boards of directors, as well as her vast understanding of the restaurant industry.

        We believe that having a non-executive, independent chair of the board is in the best interests of the Company and our stockholders at this time. The separation of the roles of chair of the board and chief executive officer allows Mr. Carley to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters, especially in light of increasing regulation and scrutiny on public company boards. Further, we believe that the separation of those roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

Role in Risk Oversight

        Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. The board receives regular reports on these risk areas from senior officers of the Company. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for overseeing and discussing with management policies with respect to financial risk assessment and enterprise risk management, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company. The audit committee also oversees our corporate compliance programs as well as the internal audit function. The other board committees receive reports and evaluate risks related to their areas of focus from time to time. The committees regularly report to the full board on the management of these risks. The board believes that the work undertaken by the audit committee, together with the work of the full board and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

        Our board of directors has determined that each of Robert B. Aiken, Lloyd L. Hill, Richard J. Howell, Glenn B. Kaufman, Pattye L. Moore, Stuart I. Oran, James T. Rothe, and J. Taylor Simonton qualifies as an independent director under rules promulgated by the SEC and The NASDAQ Stock Market® listing standards. Only independent directors are appointed to the board's audit committee, compensation committee, and nominating and governance committee. Accordingly, all members of those board committees are independent in accordance with The NASDAQ Stock Market® listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

        The board of directors held 17 meetings in 2011, including five in-person meetings. Each of our current directors who were directors at such time attended at least 75% of the aggregate total of meetings of the board of directors and committees on which he or she served. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

        The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our current directors attended our 2011 annual meeting.

Committees of the Board of Directors

        Our board of directors has established four standing committees: an audit committee, a compensation committee, a finance committee, and a nominating and governance committee. The full text of the charters for each board committee is available on the investor relations section of our website at www.redrobin.com. The committee charters are reviewed annually by the board and each respective committee to revise and update the committee duties and responsibilities as necessary. Each of our standing committees meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive sessions without management present.

        Audit Committee.    The audit committee is currently comprised of Richard J. Howell (chair), Lloyd L. Hill, Pattye L. Moore, and J. Taylor Simonton, and operates pursuant to a written charter. The audit committee oversees and reviews the preparation and disclosure of the Company's consolidated financial statements and the preparation and filing of periodic financial reports, which include the requisite certifications by the chief executive officer and chief financial officer. The audit committee is also responsible for selecting and retaining the independent registered public accounting firm; approving the budget for fees to be paid to the independent registered public accounting firm for audit services and for appropriate non-audit services; overseeing the relationship between the Company and the independent registered public accounting firm and acting as the board of directors' primary avenue of communication with them; overseeing enterprise fraud risk, and selecting, retaining, and overseeing the internal audit function of the Company. The audit committee's responsibilities also include other matters as set forth in its charter.

        The board also has determined that each of Mr. Howell and Mr. Simonton is an "audit committee financial expert" as defined by rules adopted by the SEC. Further discussion of the role of the audit committee is provided under "Audit Committee Report."

        The audit committee held 12 meetings in 2011, of which four were in-person meetings.

        Compensation Committee.    The compensation committee is currently comprised of Lloyd L. Hill (chair), Richard J. Howell, Pattye L. Moore, and James T. Rothe. The compensation committee operates pursuant to a written charter. Functions performed by the compensation committee include: developing and recommending to the board of directors an annual performance evaluation of our chief executive officer, approving salary and short-term and long-term incentive compensation programs for all senior executives, and reviewing and adopting employee benefit plans and reviewing and approving compensation for directors.

        The specific nature of the compensation committee's responsibilities as they relate to executive officers is set forth under "Compensation Discussion and Analysis."

        The compensation committee held 17 meetings in 2011, of which two were in-person meetings.

        Finance Committee.    The finance committee was created in February 2012 and is currently comprised of Glenn Kaufman (chair), Robert B. Aiken, Stuart I. Oran, James T. Rothe, and Marcus L. Zanner. The finance committee operates pursuant to a written charter. The purpose of the finance committee is to exercise principal oversight of, and to make recommendations to the board and management on the Company's material finance, budgeting, and treasury activities. The finance committee oversees the Company's financial policies and goals, budgets, financial and analytic aspects of operations, capital requirements and opportunities and financial plans, strategies, policies and transactions regarding the Company's capital structure.

        Nominating and Governance Committee.    The nominating and governance committee is currently comprised of Robert B. Aiken (chair), Glenn B. Kaufman, Stuart I. Oran, and J. Taylor Simonton and operates pursuant to a written charter. The nominating and governance committee identifies, evaluates, and recommends to the board of directors candidates for appointment or election to the board, as appropriate. The committee meets annually during the fourth quarter to determine whether to recommend to the board to include the nomination of incumbent directors with expiring terms in the proxy statement. The committee meets at other times as needed to consider candidates to fill any vacancies that may occur. At least once a year, the committee considers whether the number of directors is appropriate for the Company's needs and recommends to the board any changes in the number of directors, and reviews the performance of the board.

        A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111. The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

        The nominating and governance committee held five meetings in 2011, one of which was an in-person meeting.

        Shareholder Working Group.    There was an ad hoc committee of the board that served as the primary working group with respect to certain shareholder matters and our share repurchase program in recent years. This group met 17 times in 2011.

Stockholder Communications with the Board of Directors

        You may communicate with any director, the entire board of directors, the independent directors, or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member. Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

        With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the investor relations section of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

        Marcus L. Zanner.    Marcus L. Zanner, a director of the Company, is a principal of and holds, directly or indirectly, interests of between 45% and 100% in three privately-held entities that hold the leases for three of the Company's restaurants in Washington. Such leases were assumed in connection with the purchase of the 13 Red Robin® restaurants from Great Western Dining in 2006. For each of fiscal year 2010 and fiscal year 2011, the Company paid rent of approximately $1.1 million for these three restaurants, including percentage rent and related taxes and fees.

        Katherine L. Scherping.    Ms. Scherping departed from her position as chief financial officer of the Company effective as of July 15, 2011. Following her departure, the Company, Red Robin International, Inc., and Ms. Scherping entered into a waiver and release agreement, dated as of December 7, 2011. Pursuant to the terms of the release agreement, the Company agreed to pay the gross sum of $900,000 to Ms. Scherping and her corporation, KLS Advisors, Inc. In exchange for this consideration, Ms. Scherping agreed to release the Company and its affiliates from any and all claims. The release agreement also contained standard non-disparagement and confidentiality provisions.

Review, Approval or Ratification of Transactions with Related Persons

        The board of directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of its stockholders, the Board has delegated the review and approval of related party transactions to the audit committee. Any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must (i) satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the committee. After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

        During the last completed fiscal year, Lloyd L. Hill, Pattye L. Moore, and James T. Rothe each served as members of the Company's compensation committee. None of the members of the compensation committee has been or will be one of the Company's officers or employees. The Company does not have any interlocking relationships between its executive officers and the compensation committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2011, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements except that, due to an inadvertent error, one Form 4 for one transaction by Pattye L. Moore was not filed in a timely manner.

COMPENSATION DISCUSSION AND ANALYSIS

        In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our named executive officers identified in the summary compensation table below. We include discussion and analysis of our programs in place for 2011 and 2012. The compensation committee of the Company's board of directors oversees and approves the design and implementation of our executive and board compensation.

Executive Summary

        Our compensation program is designed to pay for performance. In late 2010 and early 2011, under the direction of our new CEO, Stephen Carley, we embarked on an aggressive course to drive performance improvement that would be reflected in top-line growth in sales and guest counts and that would also lay the foundations for scalable, sustainable long-term growth, profitability, and stockholder value. Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals.

        Changes to Compensation Program.    In 2011, the compensation committee consulted with its independent compensation consultant, AON Hewitt, and refined our executive compensation philosophy and program to better align with our business objectives focused on long-term growth. The changes that were made to the compensation program in 2011 and 2012 are summarized as follows:

  •
  We modified and increased our restaurant peer group from 13 restaurant companies to 17, which includes six quick serve/fast casual dining restaurants. The compensation committee believes that the greater number of companies assures more stability of the sample and that the companies in the new peer group are closer to our revenue, size, and scope.

  •
  We modified our target pay position. We target salaries and annual incentives at median and long-term incentives at the 65th percentile, to yield total compensation targeted at the 60th percentile. In addition, annual bonus incentive achievement is now linked solely to the Company's performance as personal goal components of our bonus program were eliminated in 2011.

  •
  We emphasized creation of long-term value by the use of performance based long-term incentives (LTI). We reduced non-performance based (i.e., time-based) equity in the form of restricted stock units from 50% to 20% of the total LTI package, reintroduced stock options (40% weight), and added a long-term cash-based performance plan (40% weight) with EBITDA and ROIC targets. This program places a large portion of the executive's pay at risk with long-term upside potential. In 2011, approximately 71% of our CEO's compensation and 58% of our other named executive officers' compensation was variable based on performance.

  •
  We believe the use of stock options aligns management with our stockholders' interests through the stock price. In addition, the multi-year performance plan will focus on improving and sustaining operational performance and the restricted shares will help retain our team, which is committed to delivering our strategy. Fewer grants preserve the shares in our equity incentive pool by reducing the share "burn rate."

  •
  We have maintained our stock ownership guidelines for executives, which confirms the long-term nature of grants and alignment with stockholders.

  •
  We rebalanced incentives for our employees at the manager level and below, including restaurant general managers, away from equity to cash awards based on unit operating performance. This program creates a greater focus on increasing operations performance at the restaurant unit level and helps preserve the share pool in our equity incentive plans.

  •
  In March 2012, the compensation committee adopted a clawback policy that requires recoupment of incentive compensation from executive officers under certain circumstances.

        We believe that these changes brought greater focus to our compensation strategy, better aligned compensation with the current realities of our business economics, and put greater emphasis on annual and long-term performance. We also believe that our executive pay plans better align management's interests with our stockholders and have resulted in improved operations and performance in 2011, upon which we will build in subsequent years. Given our analysis of the impact of the changes made in 2011, the compensation program for 2012 remains consistent and is discussed below under "Summary of 2012 Compensation Activity."

        Stockholder Advisory Vote on Executive Compensation.    At our 2011 annual meeting of stockholders, we asked our stockholders to approve, on a non-binding advisory basis, the 2010 compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting. Of those stockholders who voted, over 86% voted to approve the compensation of our named executive officers. Following the 2011 annual meeting of stockholders, the compensation committee reviewed the results of the advisory vote on our executive compensation program and concluded that the executive compensation program for 2011 was appropriate for our company and was designed to link rewards with measurable improvements in our financial performance. The compensation committee will continue to consider the results of the advisory vote on executive compensation in future executive compensation policies and decisions.

Benchmarking

        Compensation Consultant.    In 2011, the compensation committee retained a new executive compensation advisor, AON Hewitt, to take a fresh look at our compensation programs. As the compensation committee's consultant, AON Hewitt assists with the compensation committee's annual review of our executive compensation program, the cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. AON Hewitt also advises the compensation committee on compensation for the board of directors. Other than its service to the compensation committee, AON Hewitt does not provide any services to the Company.

        Restaurant Peer Group.    In connection with its review of our executive compensation program, AON Hewitt recommended changes to the Company's peer group in 2011. The changes were intended to include restaurant companies similar to us in revenue, size, and scope, among other factors. In 2012, we will utilize the same restaurant peer group used in 2011, which is comprised of the restaurant companies listed below:

Peer Group
Biglari Holdings, Inc.	Denny's Corporation
BJ's Restaurants, Inc.	DineEquity, Inc.
Bob Evans Farms, Inc.	Dominos Pizza, Inc.
Buffalo Wild Wings, Inc.	Einstein Noah Restaurant Group, Inc.
California Pizza Kitchen, Inc.	Frisch's Restaurants, Inc.
Carrols Restaurant Group, Inc.	Papa John's International, Inc.
CEC Entertainment, Inc.	P.F. Chang China Bistro, Inc.
The Cheesecake Factory, Inc.	Sonic Corp.
Texas Roadhouse, Inc.

Elements of our Executive Compensation Program

Overview

        The key components of our executive compensation program are:

  •
  Base salaries and annual incentives (cash bonuses) for high level performance, targeted at the median (50th percentile) of our peer group of restaurants.

  •
  Long term incentives, that consist of both equity awards, typically in the form of restricted stock units and stock options, and a long-term cash incentive component, targeted at the 65th percentile of our peer group of restaurants.

        These two elements together result in total compensation targeted at the 60th percentile. The mix of short-term and long-term compensation strategies is designed to place a significant portion of cash and equity compensation at risk, and align compensation with a multi-year performance expectation. Short-term and long-term incentives are contingent upon performance, and, therefore, fluctuate with our financial results. This structure supports our pay-for-performance compensation philosophy.

        Because a material part of our executives' compensation is tied to achievement of long-term goals and our LTI uses multiple metrics and our maximum payouts are capped, the compensation committee believes our compensation programs will not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. The compensation committee continually evaluates and revises our compensation program as necessary to ensure that it is competitive with the market and our peers, and promotes achievement of our business objectives without undue risk.

Cash Compensation

        Base Salary.    The compensation committee sets base salaries for our executives to recognize the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually, and adjusts them from time to time to account for relevant factors such as market changes as documented by the compensation consultant. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews his salary recommendations for those key executives. We offer our named executive officers and certain other employees the option to defer all or a portion of their base salaries under the Company's Deferred Compensation Plan, discussed below.

        Annual Performance-Based Incentive (Cash Bonus).    Our executive compensation program includes annual performance-based cash bonuses, which are intended to reward achievement of short-term operating goals and financial performance that support long-term, sustained creation of stockholder value. These bonuses are paid pursuant to the Company's 2007 Plan.

        Each of our executives is eligible to receive a cash bonus based on achievement of certain performance objectives, measured by annual EBITDA (earnings before interest, taxes, depreciation and amortization). The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. The compensation committee may adjust, in its discretion, EBITDA results for non-cash, non-recurring or unusual items. The compensation committee approves Company bonus targets based on a range of threshold, target, and maximum-level defined financial objectives and approves payout of the bonuses following review of audited results. Bonuses are based on a percentage of the executive's salary, which amount varies up or down depending on the actual EBITDA performance level. These ranges are set each year by the compensation committee, taking into account performance expectations, market and peer comparisons, and other factors. The compensation committee may also add or substitute performance measures in future plans. For example, for 2012, there is a guest count component of the annual bonus opportunity. See "Summary of 2012 Compensation Activity".

        In addition, the compensation committee may approve special bonuses on an individual or group basis in recognition of extraordinary achievements or to address other special situations. Receipt of bonus awards may be deferred under our Deferred Compensation Plan.

Long-Term Incentive Program

        The compensation committee determines the incentive grants for the executive officers, including the named executive officers, pursuant to market data and with respect to comparisons to peer restaurant compensation practices. The compensation committee believes that a mix of performance and time-based cash and equity incentives provide an element of performance risk for executives, as well as guaranteed equity ownership, aligning their interests with our stockholders. The performance-based component primarily consists of a mix of a performance-based long-term cash award and stock options. Time-based restricted units are a minor portion of the plan, used for retention purposes. Each type of LTI grant is described below.

Summary of 2011 Compensation Activity

        Salaries.    As a result of the Company's performance in 2010, the named executive officers did not receive an increase in salary in 2010. For 2011, the compensation committee deferred consideration of salary increases for executive officers until after the results for the first half of the fiscal year were known. In July 2011, based on the improvement in the Company's performance during the first half of 2011, as well as a review of internal equity and comparisons to peer company compensation, salary increases were awarded to Stephen Carley, Eric Houseman, Todd Brighton, and Annita Menogan. Chris Laping, our Chief Information Officer, was promoted to Senior Vice President in February 2011 and received a salary increase at that time.

Named Executive Officer	Former Salary	New Salary
Stephen Carley, Chief Executive Officer	$700,000	$735,000
Eric Houseman, Chief Operating Officer	$400,000	$412,000
Todd Brighton Chief Development Officer	$295,000	$334,235
Annita Menogan Chief Legal Officer	$250,000	$300,000

        Mr. Carley, Mr. Brown, and Ms. Denny Post, our Chief Marketing Officer, each has an employment agreement, the terms of which are discussed below under "Employment Agreements and Executive Severance Arrangements."

        2011 Bonuses.    For 2011, all annual bonuses were based solely on achievement of an annual Company EBITDA target in order to underscore our sense of urgency on improving performance and maximizing stockholder returns. We implemented a series of significant initiatives called Project Red (Revenue Growth, Expense Management, and Deployment of Capital) designed to drive company performance that would be reflected in top-line growth in sales and other metrics and to establish solid business foundations that improve and support growth and profitability. In fiscal year 2011, we realized significant movement toward these goals, reporting increased revenue and net income in fiscal 2011 over 2010 and sustainable cost reductions. We view these achievements as the first steps in continuing to work toward establishing best in class operations, profitability and brand value.

        Bonus opportunities for achievement of EBITDA targets represent a percentage of the employee's salary. Based on achievement of above-target EBITDA performance goals in 2011, our executive officers earned a bonus payout, as reflected in the summary compensation table and the table below. For 2011, our target (100%) level EBITDA objective was approximately $88.93 million after giving effect to bonus payments. The range of EBITDA objectives to achieve a bonus payout was approximately 89.5% of target EBITDA for the minimum threshold level, and approximately 115% of target EBITDA for the maximum level, with a corresponding multiple range that decreased or increased the payout of the executive's target bonus. Our actual EBITDA achievement for 2011 was $97.37 million, which was 110.52% of the target EBITDA level and generated a corresponding payout multiple of 133.52% of the executive's target level bonus.

		EBITDA-Based Bonus
Named Executive Officer	2011 Actual Salary	Target level as a % of Salary	Actual Bonus Paid		Actual level as a % of Salary
S. Carley	$715,077	100.0%	$954,973		133.55%
S. Brown	$100,961	70.0%	$94,352	(1)	93.45%
E. Houseman	$405,539	80.0%	$433,206		106.82%
T. Brighton	$311,940	70.0%	$291,549		93.46%
A. Menogan	$292,306	70.0%	$273,221		93.47%

(1)
Prorated from an annual bonus target of $245,000. Mr. Brown joined the Company in September 2011.

        Bonus payments for achievement at that level were paid to all executives and a number of eligible management, regional management, and non-restaurant personnel. The EBITDA target was adjusted in the compensation committee's discretion for certain non-recurring expenses such as executive transition and impairment costs.

        2011 Long-Term Incentive Program.    The compensation committee implemented a new long-term incentive ("LTI") program in 2011 for the performance cycle that began in 2011 and continues through 2013. The program is comprised of a long-term cash incentive, which constitutes 40% of an executive's total target, stock options representing another 40%, and 20% in restricted stock units. The LTI program grants are made under the 2007 Plan. It is intended that this program will continue annually in overlapping cycles. The LTI total target amount is based on the same percentage of the executive's salary on which the annual bonus payout is calculated.

        Long-Term Cash Portion.    The long-term cash portion of the revised performance plan is focused on operational metrics with a three-year performance period. The awards cliff vest at the end of each three-year performance cycle. Performance is measured over the three years based on a range of minimum threshold, target, and maximum level. There are two independent metrics used which provide a balance between growth in enterprise value and profitability. The first metric is the three-year average return on invested capital ("ROIC"), which recognizes that uses of capital and improvement in ROIC may take time to manifest. The second metric is cumulative EBITDA, which allows progress toward the goal to be measured during the three years. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. These metrics were chosen to assure an appropriate balance between growth and efficiency in our enterprise value and our operational effectiveness.

        The same program was implemented for both the 2011 and 2012 awards. It is currently intended that each subsequent annual plan will have similar three-year performance periods and vesting.

        Stock Options.    The stock options that were granted in 2011 vest fully in four years with one quarter of the options vesting on the first anniversary of the grant date and 1/36th of the options vesting ratably over the following 36 months.

        Restricted Stock Units.    The restricted stock units that were granted in 2011 vest fully in four years with one quarter vesting on each anniversary date of the grant.

        2011 Incentive Grants.    In June 2011, the Company made the following annual grants to our named executive officers in the form of LTI cash award, options, and restricted stock units under the 2007 Plan:

Named Executive Officer	Long-Term Incentive Cash ($)	Non-Qualified Stock Options (#)	Time-Based Restricted Stock Units (#)
S. Carley	340,429	22,080	4,903
S. Brown	140,000	11,268	23,800
E. Houseman	144,025	9,340	2,074
T. Brighton	82,630	5,358	1,189
A. Menogan	78,030	5,059	1,123

(1)
Mr. Brown joined the Company in September 2011. His award was made in connection with his employment.

 Summary of 2012 Compensation Activity

        Salaries.    Consideration of whether to grant salary increases for executive officers has been deferred until mid-2012. The compensation committee may consider various factors including peer compensation practices, Company performance, individual contributions or other relevant matters.

        2012 Bonus Targets.    As in 2011, for 2012, there is a range of bonus payout opportunities based on minimum, target, and maximum EBITDA achievement. The table below illustrates bonus eligibility as a percentage of salary for the named executive officers based on potential 2012 results for achievement of EBITDA goals. The EBITDA targets for 2012 have been set at higher levels than 2011, and the range of EBITDA objectives is 85% of target EBITDA for the minimum threshold level, and approximately 115% of target EBITDA for the maximum level. The multiple for modifying executive target bonus payouts ranges from 30% of the target bonus for threshold (minimum) EBITDA to 170% of target bonus (maximum).

        In addition, there is a new incentive for 2012 based on increasing guest counts, which is a business focus in 2012. If the Company achieves at least 100% of its target EBITDA, an additional incentive of 1% of annual base salary will be paid for every 10 basis point increase in guest count growth once guest counts exceed the guest count targets included in the EBITDA targets, up to a maximum of 2% above EBITDA guest count targets. Thus, the maximum additional guest count incentive for each named executive officer is 10% of his or her annual base salary. These bonus targets are the same for all employees eligible to participate in the corporate-level bonus program.

        The potential bonus payments to the named executives are expressed below as a percentage of the executive's salary. The guest count modifier described above is not reflected in the table below.

		EBITDA-Based Bonus
	2012 Annual Base Salary($)
Named Executive Officer		Minimum(1)	Target	Maximum
S. Carley	735,000	30.0%	100.0%	170.0%
S. Brown	350,000	21.0%	70.0%	119.0%
E. Houseman	412,000	24.0%	80.0%	136.0%
T. Brighton	334,235	21.0%	70.0%	119.0%
A. Menogan	300,000	21.0%	70.0%	119.0%

(1)
No EBITDA-based bonus is payable if EBITDA falls below the minimum threshold.

        2012 Incentive Grants.    In 2012, the compensation committee continued the LTI program that began in 2011. The LTI total target amount is based on the same percentage of the executive's salary on which the annual bonus payout is calculated. The program is comprised of the same 40/40/20 mix of a long-term cash incentive, stock options, and restricted stock units, respectively. The long-term cash component performance cycle is the three fiscal years of 2012 to 2014. Starting with the 2012 grants, the compensation committee changed vesting on the stock options to vest in equal amounts over 4 years, which is consistent with the vesting of the restricted stock units. Accordingly, all equity will vest ratably over the four year vesting period on the anniversary date of each grant. Formerly, stock options vested one-fourth on the first anniversary date, and the remainder vests ratably over the following 36 months.

        In February 2012, the Company made the following annual grants to our named executive officers in the form of an LTI cash award, options, and restricted stock units under the 2007 Plan:

Named Executive Officer	Long-Term Incentive Cash ($)	Non-Qualified Stock Options (#)	Time-Based Restricted Stock Units (#)
S. Carley	360,007	24,064	5,076
S. Brown	140,006	9,358	1,974
E. Houseman	120,008	8,021	1,692
T. Brighton	92,019	6,149	1,297
A. Menogan	84,030	5,614	1,184

        The compensation committee believes that, together with the annual incentives which are based on annual Company EBITDA and other financial targets, the long-term incentives place a large portion of the executive's pay at risk. The charts below reflect the portion of the executives' compensation at risk. The portion of variable pay for Mr. Carley for 2012 is 76%, up from 71% in 2011, and for all other named executives, is approximately 64%, up from 58% in 2011.

CEO

Other Named Executive Officers

        Stock Ownership Guidelines.    In March 2009, the compensation committee approved stock ownership guidelines for the Company's executive officers and directors. (See page 40 for updated ownership guidelines for directors, modified in February 2012). The compensation committee believes that executive ownership requirements increase alignment with stockholders on long-term ownership risk. The guidelines require holding a definitive dollar amount of stock, valued based on the price of the Company's common stock at the date of acquisition, during the term of the executive's employment. All forms of equity owned of record or beneficially except options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from the latter of the date the guidelines were adopted or their effective date of employment. The compensation committee periodically reviews the guidelines and receives guidance and market data from its advisors. The value was initially based broadly on a multiple of salary for each executive officer at the time the plan was instituted. The ownership values are approximately 3.5 times Mr. Carley's salary, approximately 2 times Mr. Houseman's salary, and approximately 1.5 times salary for the remaining executive officers. The following table sets forth the ownership guidelines and the holdings of the named executive officers as of March 5, 2012, valued at the acquisition dates:

Named Executive Officer	Ownership Guideline	Acquisition Value
S. Carley	$2,450,000	$996,475
S. Brown	$450,000	$767,957
E. Houseman	$800,000	$763,609
T. Brighton	$450,000	$519,236
A. Menogan	$450,000	$369,428

Employment Agreements

        The Company has entered into employment agreements with Mr. Carley, Mr. Brown, and Ms. Post, described below under "Employment Agreements and Executive Severance Arrangements". Each of the employment agreements has an indefinite term pending termination of employment in accordance with the terms of the agreement. The agreements provide for severance payments upon termination and after a change of control of the Company. The compensation committee believes that the terms of these agreements are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change of control event or otherwise. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993 limits the deductibility for tax purposes of compensation over $1 million paid by a company to an executive officer. The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee attempts to generally structure most compensation approaches to ensure deductibility. The compensation committee, however, reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

        As discussed above, performance bonuses are generally paid under the 2007 Plan and thus, are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Accordingly, such amounts are deductible by the Company even if in excess of the $1 million statutory limit. Certain of our annual equity awards to our executives are not performance-based. Consequently, a portion of that compensation may not be deductible in future years if such executive's aggregate compensation is in excess of statutory limits.

Risk Mitigation

        The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

  •
  material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

        The compensation committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) payments under all of our management compensation plans are capped, (ii) the performance goals relate directly to the business plan approved by the board of directors, and (iii) there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer term value creation for our executives.

Compensation Clawback Policy

        In March 2012, the Company's board of directors adopted a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company's previously issued financial statements as a result of either i) material non-compliance with financial reporting requirements under the securities law or ii) intentional misconduct by an executive, the board, to the extent permitted by law, may recover certain incentive compensation received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements.

Compensation Committee Report

        The following Report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this Report.

        The compensation committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Lloyd L. Hill, Chair
Richard J. Howell
Pattye L. Moore
James T. Rothe

2011 Executive Compensation Tables

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2011, as well as our former chief financial officer and one additional former executive officer (collectively, the named executive officers), for fiscal years 2009 through 2011:

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Current Executives
Stephen E. Carley,	2011	715,077		170,183	344,182	954,973	283,288	2,467,703
Chief Executive Officer(1)	2010	201,923	550,000	1,065,115	549,996	—	13,803	2,380,837
Stuart B. Brown,	2011	100,961	160,000	669,970	141,521	94,352	2,989	1,169,793
Senior Vice President and
Chief Financial Officer(2)
Eric C. Houseman,	2011	405,539		71,989	145,591	433,206	16,257	1,072,582
President and Chief	2010	400,000	—	354,109	—	32,000	61,489	847,598
Operating Officer	2009	400,000	—	89,580	100,974	160,000	257,928	1,008,482
Todd A. Brighton,	2011	311,940		41,270	83,518	291,549	15,210	743,487
Senior Vice President and	2010	295,000	—	176,331	—	20,650	14,580	506,561
Chief Development Officer	2009	295,000	—	44,790	50,487	103,250	157,622	651,149
Annita M. Menogan	2011	292,306		38,979	78,858	273,221	10,912	694,276
Senior Vice President and	2010	250,000		176,331	0	17,500	11,034	454,865
Chief Legal Officer	2009	250,000		44,790	50,487	87,500	118,717	551,494
Former Executives
Katherine L. Scherping,	2011	163,326					6,517	169,843
Senior Vice President and	2010	285,000	—	176,331	—	19,950	11,858	493,139
Chief Financial Officer(3)	2009	285,000	—	44,790	50,487	99,750	139,301	619,328
Susan Lintonsmith,	2011	187,788				119,462	129,647	436,897
Senior Vice President and	2010	315,000	—	176,331	200,264	22,050	14,344	727,989
Chief Marketing Officer(4)	2009	295,385	—	44,790	50,487	103,587	74,007	568,256

(1)
Mr. Carley joined the Company in September 2010. The base salary reported for Mr. Carley is prorated for the period of time he provided services to us in fiscal 2010. Mr. Carley's annual base salary in 2010 was $700,000 and currently is $735,000. The bonus amount reported for Mr. Carley in 2010 represents a sign-on bonus which we paid within 10 business days after the start of his employment pursuant to his employment agreement.

(2)
Mr. Brown joined the Company in September 2011. The base salary reported for Mr. Brown is prorated for the period of time he provided services to us in fiscal 2011. Mr. Brown's annual base salary is $350,000. The bonus amount reported for Mr. Brown represents a sign-on bonus which we paid within 15 business days after the start of his employment pursuant to his employment agreement.

(3)
Effective July 15, 2011, Ms. Scherping resigned as the Company's Senior Vice President and Chief Financial Officer. The base salary reported in this table for fiscal 2011 represents base salary paid through July 15, 2011.

(4)
Effective July 15, 2011, Ms. Lintonsmith resigned as the Company's Senior Vice President and Chief Marketing Officer. The base salary reported in this table for fiscal 2011 represents the base salary paid through July 15, 2011. Pursuant to the terms of her separation agreement, Ms. Lintonsmith receives a monthly payment of $26,250 for a period of twelve months from the effective date of her departure, which is reflected in the "All Other Compensation" column. In accordance with her separation agreement, Ms. Lintonsmith was available through March 31, 2012 to assist in transition matters. For more information on Ms. Lintonsmith's separation agreement, please see "Employment Agreements and Executive Severance Arrangements" below.

(5)
Salary amounts represent base salary and payment for vacation, holidays, and sick days. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(6)
Amounts under Stock Awards represent the aggregate grant date fair value of such awards computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2011, 2010, and 2009. See "Outstanding Equity Awards at 2011 Fiscal Year-End" below for a listing of restricted stock awards outstanding for each named executive officer as of December 25, 2011.

(7)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2011, 2010, and 2009. See Note 15 to our financial statements included in our annual reports on Form 10-K for the fiscal years ended December 25, 2011, December 26, 2010, and December 27, 2009, for descriptions of the methodologies and assumptions we used to value option awards.

(8)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column for 2009 is attributable to a bonus award under the 2007 Plan earned in fiscal year 2009, but paid in 2010, the amount shown for 2010 is attributable to a bonus award for achievement of personal goals under the 2007 Plan earned in fiscal year 2010, but paid in 2011, and the amount shown for 2011 is attributable to a bonus award under the 2007 Plan earned in fiscal 2011, but paid in 2012.

(9)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Meal Discounts ($)(b)	Life Insurance/ LT Disability Premium Payments ($)(c)	Deferred Compensation Plan Distribution ($)		Separation of Service Agreement payments ($)		Tender Offer stock earnings ($)(g)	Moving Expenses & Other Payments ($)		Total ($)
Current Executives
Stephen E. Carley,	2011	15,000	1,197	552						266,539	(d)	283,288
Chief Executive Officer	2010	4,327	1,124	165						8,187	(d)	13,803
Stuart B. Brown,	2011	2,746	138	105								2,989
Senior Vice President
and Chief Financial
Officer Operating
Officer
Eric C. Houseman,	2011	10,200	3,609	1,858						590		16,257
President and Chief	2010	10,200	3,106	1,789	46,394	(e)						61,489
Operating Officer	2009	10,592	3,783	2,203	—				241,350	—		257,928
Todd A. Brighton,	2011	10,200	2,426	2,584								15,210
Senior Vice President	2010	10,200	1,901	2,479								14,580
and Chief	2009	10,592	1,782	2,898	—				142,350	—		157,622
Development Officer
Annita M. Menogan,	2011	10,200	364	348								10,912
Senior Vice President	2010	10,200	486	348								11,034
and Chief Legal Officer	2009	10,592	877	648					106,600			118,717
Former Executives
Katherine L. Scherping,	2011	5,492	830	195								6,517
Senior Vice President	2010	10,200	1,295	363								11,858
and Chief Financial	2009	10,592	1,236	673	—				126,800	—		139,301
Officer
Susan Lintonsmith,	2011	5,492	2,799	202			121,154	(f)				129,647
Senior Vice President	2010	10,200	3,769	375								14,344
and Chief Marketing	2009	10,592	3,420	695	—				59,300	—		74,007
Officer

(a)
All executives and certain other employees receive monthly car allowances.

(b)
Meal discounts are provided to executives and valued based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor. The amount reflects actual usage (whether for business or personal use) by the named executive officers.

(c)
Long term disability insurance and life insurance is provided to certain executives and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(d)
Amounts represent moving expenses reimbursable by the Company pursuant to Mr. Carley's employment agreement and the value of a gift made by the Company to Messrs. Carley and Houseman.

(e)
Amount represents a scheduled in-service distribution from the Company's Non-Qualified Deferred Compensation Plan elected by Mr. Houseman for the 2010 plan year.

(f)
Amounts payable to Ms. Lintonsmith under her separation agreement. See "Employment Agreements and Executive Severance Arrangements".

(g)
Amounts represent net proceeds received by each executive in connection with the cash tender offer for stock options consummated in February 2009.

Grants of Plan-Based Awards

        The following table provides additional information about stock option awards and equity and targeted non-equity incentive plan awards granted to our named executive officers during fiscal 2011:

											Grant Date Fair Value of Option and Stock Awards ($)(4)
						All Other Stock Awards: Number of Shares Underlying Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards							Exercise or Base Price of Option Awards ($)
	Grant Date		Threshold ($)	Target ($)	Max ($)
Current Executives(1)
Stephen E. Carley,	6/24/2011	(2)	236,025	715,228	1,072,842			22,080	(6)	34.71	344,182
Chief Executive Officer	6/24/2011	(3)	170,215	340,429	680,859	4,903	(7)				170,183
Stuart B. Brown,	9/12/2011	(2)	23,319	70,665	105,997			11,268	(6)	28.15	141,521
Senior Vice President						2,486	(7)				69,981
and Chief Financial Officer(5)	9/12/2011	(3)	70,000	140,000	280,000	21,314	(8)				599,989
Eric C. Houseman,	6/24/2011	(2)	107,068	324,450	486,675			9,340	(6)	34.71	145,591
President and Chief Operating Officer	6/24/2011	(3)	72,013	144,025	288,050	2,074	(7)				71,989
Todd A. Brighton,	6/24/2011	(2)	72,057	218,355	327,534			5,358	(6)	34.71	83,518
Senior Vice President and Chief Development Officer	6/24/2011	(3)	41,315	82,630	165,260	1,189	(7)				41,270
Annita M. Menogan,	6/24/2011	(2)	67,528	204,630	306,945			5,059	(6)	34.71	78,858
Senior Vice President and Chief Legal Officer	6/24/2011	(3)	39,015	78,031	156,061	1,123	(7)				38,979

(1)
There were no grants made to our former named executive officers, Ms. Scherping and Ms. Lintonsmith, in 2011.

(2)
Amounts under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" reflect potential bonus payouts that depended on satisfaction of Company EBITDA targets in fiscal 2011. The factors considered by the compensation committee in determining bonus amounts are discussed above in "Compensation Discussion and Analysis—Annual Performance-Based Incentive (Cash Bonus)". We also utilized a Minimum Threshold target, so that in the event actual EBITDA exceeded the Minimum Threshold but was less than target, the amount of bonus to which the executive was entitled would have been adjusted on a pro rata basis between the Minimum Threshold and the Target amount set forth above.

(3)
The amounts in this row reflect potential payouts under a long-term cash performance award granted to the named executive officers under the 2007 Plan. The awards will cliff vest at the end of the three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum level. There will be two independent metrics used: (A) the three-year average ROIC and (B) the three-year cumulative EBITDA. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term cash performance awards, see the discussion under "Compensation Discussion and Analysis—2011 Long-Term Incentive Program.

(4)
See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 25, 2011 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the authoritative guidance for accounting stock compensation.

(5)
Mr. Brown joined the Company in September 2011. The potential bonus payout listed above in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represents a pro-rata portion of his potential bonus payout for the period of time he provided services to the Company in fiscal 2011.

(6)
Options were granted pursuant to the 2007 Plan and vest 25% on the first anniversary date of issuance and the balance vest pro-rata on a monthly basis over the following 36-month period. Options are exercisable for ten years from the date of issuance, subject to continuing employment or service with the Company as defined in the 2007 Plan, and certain other conditions.

(7)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. One-fourth (1/4) of the units are scheduled to vest on each of the first, second, third, and fourth anniversaries of the date of grant as long as the named executive officer remains in the service of the Company through the respective vesting date.

(8)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. One-third (1/3) of the units are scheduled to vest on each of the first, second, and third anniversaries of the date of grant as long as the named executive officer remains in the service of the Company through the respective vesting date.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
								Market Value of Shares That Have Not Vested ($)
			Option Exercise Price ($)			Number of Shares That Have Not Vested
				Option Expiration Date
Name	Exercisable	Unexercisable
Current Executives
Stephen E. Carley,	18,684	41,103	19.64	9/13/17	(1)	15,000	(9)	434,250	(18)
Chief Executive Officer		22,080	34.71	6/24/21	(2)	20,367	(10)	589,625	(18)
						4,903	(11)	141,942	(18)
Stuart B. Brown,		11,268	28.15	9/12/21	(3)	21,314	(12)	617,040	(18)
Senior Vice President and Chief						2,486	(13)	71,970	(18)
Financial Officer
Eric C. Houseman,	12,000		14.98	1/29/13	(4)	1,250	(14)	36,187	(18)
President and Chief Operating	9,000		26.81	1/28/14	(5)	3,000	(15)	86,850	(18)
Officer	3,000		27.20	6/02/14	(6)	3,975	(16)	115,076	(18)
	11,333	4,667	14.93	2/24/19	(7)	6,700	(17)	193,965	(18)
		9,340	34.71	6/24/21	(2)	2,074	(11)	60,042	(18)
Todd A. Brighton,	12,000		14.98	1/29/13	(4)	625	(14)	18,094	(18)
Senior Vice President and Chief	9,000		26.81	1/28/14	(5)	1,500	(15)	43,425	(18)
Development Officer	3,000		27.20	6/02/14	(6)	2,025	(16)	58,624	(18)
	5,667	2,333	14.93	2/24/19	(7)	3,300	(17)	95,535	(18)
		5,358	34.71	6/24/21	(2)	1,189	(11)	34,422	(18)
Annita M. Menogan,	5,667	2,333	14.93	2/24/19	(7)	625	(14)	18,094	(18)
Senior Vice President and Chief	5,059		34.71	6/24/21	(2)	1,500	(15)	43,425	(18)
Legal Officer						2,025	(16)	58,624	(18)
						3,300	(17)	95,535	(18)
						1,123	(11)	32,511	(18)
Former Executives
Susan Lintonsmith,	5,667	2,333	14.93	6/30/12	(8)	625	(14)	18,094	(18)
Former Senior Vice President and	6,667	9,333	27.21	6/30/12	(8)	1,500	(15)	43,425	(18)
Chief Marketing Officer						2,025	(16)	58,624	(18)

Katherine L. Scherping had no outstanding equity awards at 2011 fiscal year end.

(1)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 13, 2014.

(2)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on June 24, 2015.

(3)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 12, 2015.

(4)
These options vested fully on January 29, 2007.

(5)
These options vested fully on January 28, 2008.

(6)
These options vested fully on June 2, 2008.

(7)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on February 24, 2013.

(8)
Effective July 15, 2011, Ms. Lintonsmith resigned as the Company's Senior Vice President and Chief Marketing Officer. In accordance with her separation agreement, these equity awards will continue to vest through March 31, 2012 and the options will expire on June 30, 2012.

(9)
Awards of units of restricted common stock granted on September 13, 2010 that vest 25% on each anniversary date of issuance and in full on September 13, 2014.

(10)
Award of performance-based units of restricted common stock granted on September 13, 2010 that vest on the third anniversary date of issuance. The number of units that vest may be 0% to 225% of the target number of units, depending on performance.

(11)
Awards of units of restricted common stock granted on June 24, 2011 that vest 25% on each anniversary date of issuance and in full on June 24, 2015.

(12)
Awards of units of restricted common stock granted on September 12, 2011 that vest 33 1/3% on each anniversary date of issuance and in full on September 12, 2014.

(13)
Awards of units of restricted common stock granted on September 12, 2011 that vest 25% on each anniversary date of issuance and in full on September 12, 2015.

(14)
Awards of shares of restricted common stock granted on February 26, 2008 that vest 25% on each anniversary date of issuance and in full on February 26, 2012.

(15)
Awards of shares of restricted common stock granted on February 24, 2009 that vest 25% on each anniversary date of issuance and in full on February 24, 2013.

(16)
Awards of units of restricted common stock granted on March 2, 2010 that vest 25% on each anniversary date of issuance and in full on March 2, 2014.

(17)
Award of performance-based units of restricted common stock granted on March 2, 2010 that vest on the third anniversary date of issuance. The number of units that vest may be 0% to 225% of the target number of units, depending on performance.

(18)
Based on the closing price of our common stock on December 23, 2011 of $28.95 per share.

Options Exercises and Stock Vested

        The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during fiscal year 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Current Executives
Stephen E. Carley, Chief Executive Officer	—	—	5,000	141,800
Stuart B. Brown, Senior Vice President and Chief Financial Officer	—	—	—	—
Eric C. Houseman, President and Chief Operating Officer	—	—	4,075	95,128
Todd A. Brighton, Senior Vice President and Chief Development Officer	—	—	2,050	47,857
Annita M. Menogan, Senior Vice President and Chief Legal Officer	—	—	2,050	47,857
Former Executives
Katherine L. Scherping, Senior Vice President and Chief Financial Officer	4,667	78,599	2,050	47,857
Susan Lintonsmith, Senior Vice President and Chief Marketing Officer	—	—	2,050	47,857

Non-qualified Deferred Compensation

        The following table shows information about the amount of contributions, earnings and balances for each named executive officer under the Company's Nonqualified Deferred Compensation Plan as of December 25, 2011.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Stephen E. Carley, Chief Executive Officer	—	—	—	—	—
Stuart B. Brown, Senior Vice President and Chief Financial Officer	—	—	—	—	—
Eric C. Houseman, President and Chief Operating Officer	—	—	(2,309)	—	249,427
Todd A. Brighton, Senior Vice President and Chief Development Officer	—	—	—	—	—
Annita M. Menogan, Senior Vice President and Chief Legal Officer	—	—	—	—	—
Former Executives
Katherine L. Scherping, Senior Vice President and Chief Financial Officer	—	—	(1,575)	—	201,907
Susan Lintonsmith, Senior Vice President and Chief Marketing Officer	—	—	(2,433)	—	107,920

(1)
The Company does not make any contributions to the Nonqualified Deferred Compensation Plan.

(2)
All amounts reported in the aggregate balance at last fiscal year end under this column were previously reported as compensation to the named executive officers in our Summary Compensation Tables for previous years except for any earnings or losses on deferred amounts.

        Company executives who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) are not permitted to participate in the Company's 401(k) program. To permit these executives to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The plan permits eligible executives to defer into a hypothetical "account," on a pre-tax basis, up to 75% of the participant's annual salary and generally up to 100% of the executive's performance-based bonus. A participant's account under the plan only reflects salary and bonus deferrals, and the Company does not provide any matching credits or other contributions. At the end of fiscal year 2011, there were 21 participants and 118 employees eligible to participate.

        Accounts are credited with earnings and losses based on hypothetical investments selected by the executive from an array of investment options available under the plan which may change from time to time. As of December 25, 2011, the hypothetical investment options included domestic and international equity, income, short-term investment and blended funds. Participants can change their investment elections monthly by contacting the plan administrator.

        When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's deferrals for the year are at least $25,000, the participant can elect to receive payment in up to 5 annual installments. Otherwise, payment of a participant's account is made the later of (i) in the February following the participant's termination of employment or (ii) six months from participant's termination of employment in the form of a lump sum or in 5, 10, or 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000.

        A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

        With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is considered to be a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an executive's interest in the plan is no greater than that of an unsecured general creditor of the Company.

Change in Control Arrangements

        Change in Control Agreements.    The Company has change in control agreements with each named executive officer except for Messrs. Carley and Brown, who have change in control provisions in their employment agreements, discussed below. The change in control agreements provide that if the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the executive's death during the 18-month period following a change in control, the executive is entitled to receive the following payments and benefits, except that

Mr. Houseman is entitled to the payments described in the paragraph below pursuant to his change in control agreement dated as of March 10, 2008:

  •
  continued payment, for a period consisting of twelve months following the effective date of termination, of his or her base salary as in effect immediately prior to the date of termination;

  •
  one times the annual bonus amount earned for his or her performance in the last completed calendar year prior to the change in control; and

  •
  payment or reimbursement of the cost of continuing coverage for the executive and his or her spouse under the Company's then existing medical, dental, and prescription insurance plans for the twelve-month period following the effective date of termination or the remainder of the existing employment period.

        The primary differences between the change in control agreement with Mr. Houseman and the change in control agreements with the other named executive officers is that Mr. Houseman's agreement provides for a severance payment equal to two times his annual compensation as compared to one times annual compensation and payment for benefits for twenty-four months rather than twelve months. In addition, Mr. Houseman's agreement provides for a gross-up payment for Internal Revenue Code Section 280G purposes on the terms and conditions set forth in his agreement. The board has determined not to enter into any further agreements with a named executive officer that provide for a gross-up payment for Internal Revenue Code Section 280G purposes.

        The definition of change in control is substantially similar to the definition contained in the 2007 Plan, as discussed below. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly-traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly-traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

Employment Agreements and Executive Severance Arrangements

        Stephen E. Carley Employment Agreement.    Our employment agreement with Mr. Carley, our CEO, provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Carley upon the occurrence of a change in control event, Mr. Carley will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; (c) payment of an amount equal to two times the highest annual bonus amount earned by Mr. Carley for performance in the last three calendar years prior to the change in control event for which bonuses have been paid or are payable; and (d) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        Upon either Mr. Carley's termination by the Company without cause, or by Mr. Carley for good reason, Mr. Carley will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        Generally, and subject to limited exceptions set forth therein, a change in control is deemed to occur under Mr. Carley's employment agreement if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Carley is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Carley for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Carley's agreement as a material reduction in his annual base salary or target annual bonus opportunity, relocation of the Company's headquarters to a location more than 50 miles from the existing location, a material breach of any provision contained in the employment agreement or any material provision of any equity award agreement, the removal of Mr. Carley from the board of directors, requiring that Mr. Carley report to any other person other than the board, or a material diminution in Mr. Carley's title, duties or responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Carley's notice thereof.

        Stuart B. Brown Employment Agreement.    Our employment agreement with Mr. Brown, our CFO, provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Brown upon the occurrence of a change in control event, Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) payment of an amount equal to the annual bonus amount earned by Mr. Brown for performance in the last completed fiscal year prior to the change in control event for which bonuses have been paid or are payable; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        Upon either Mr. Brown's termination by the Company without cause, or by Mr. Brown for good reason (each term as defined in the employment agreement), Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) his pro rata share of the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        The definition of change in control event is substantially the same as that contained in Mr. Carley's employment agreement, and payment of any amount following a change in control event requires that Mr. Brown's employment be terminated by the Company without cause or by Mr. Brown for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Brown's agreement as a reduction in his compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, any willful breach by the Company of a material provision contained in the employment agreement or a significant reduction in the then-effect responsibilities of the Company's chief financial officer; provided that the Company has 30 days to cure any such condition following Mr. Brown's notice thereof.

        Denny Marie Post Employment Agreement.    Ms. Post was appointed the Company's chief marketing officer in August 2011. In connection with her appointment as the Company's chief marketing officer, the Company entered into an employment agreement with Ms. Post. A description of Ms. Post's employment agreement can be found in our Current Report on Form 8-K filed on August 5, 2011.

        Susan Lintonsmith Separation Agreement.    Ms. Lintonsmith departed from her position as chief marketing officer of the Company effective as of July 15, 2011. In connection with Ms. Lintonsmith's departure, the Company, Red Robin International, Inc., and Ms. Lintonsmith entered into a separation agreement, dated as of August 9, 2011 (the "Separation Agreement"). Pursuant to the terms of the Separation Agreement, the Company has agreed to pay to Ms. Lintonsmith (i) her current annual base salary of $315,000 over the twelve-month period beginning on July 15, 2011; and (ii) a pro rata portion of her annual bonus that would otherwise have been earned and be payable had she continued to be employed by the Company for the full fiscal year, subject to certain conditions. In addition, all unvested stock options, restricted stock units, restricted stock, and other equity-based awards held by Ms. Lintonsmith will continue to vest through March 31, 2012, subject to the terms of the respective award documents. The Separation Agreement also contains non-competition and non-solicitation provisions, as well as other customary terms. The Separation Agreement is subject to delivery of a general release by Ms. Lintonsmith that is not revoked within the periods set forth under applicable law. The release includes a general release of claims against the Company by Ms. Lintonsmith. Under the terms of the Separation Agreement, Ms. Lintonsmith agreed to provide transition and other services to the Company through March 31, 2012.

 Potential Payments upon Termination or Change in Control

Potential Payments

        The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 25, 2011:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)		Termination with Cause($)		Death($)		Disability($)		Change in Control($)(2)
Stephen E. Carley,	Salary	1,470,000	(3)							1,470,000	(3)
Chief Executive Officer	Bonus	954,973	(7)			954,973	(7)	954,973	(7)	2,385,431	(8)
	Health Benefits	12,525	(11)							12,525	(11)
	Acceleration of LTI Cash									340,429	(19)
	Acceleration of Restricted Stock and Restricted Stock Units					252,082	(14)	252,082	(14)	1,165,817	(15)
	Acceleration of Options									556,617	(17)
Stuart B. Brown,	Salary	350,000	(4)							350,000	(4)
Senior Vice President and	Bonus	94,352	(7)	94,352	(7)	94,352	(7)	94,352	(7)	94,352	(9)
Chief Financial Officer	Health Benefits	5,516	(12)							5,516	(12)
	Acceleration of LTI Cash Award									140,000	(19)
	Acceleration of Restricted Stock and Restricted Stock Units	308,520	(16)			308,520	(16)	308,520	(16)	689,010	(15)
	Acceleration of Options									9,014	(17)
Eric C. Houseman,	Salary									824,000	(5)
President and Chief	Bonus									32,000	(10)
Operating Officer	Health Benefits									11,094	(13)
	Tax Gross-Up									—	(18)
	Acceleration of LTI Cash Award									144,025	(19)
	Acceleration of Restricted Stock and Restricted Stock Units					117,405	(14)	117,405	(14)	492,121	(15)
	Acceleration of Options									416,470	(17)
Todd A. Brighton,	Salary									334,325	(6)
Senior Vice President and	Bonus									20,650	(10)
Chief Development Officer	Health Benefits									5,682	(12)
	Acceleration of LTI Cash Award									82,630	(19)
	Acceleration of Restricted Stock and Restricted Stock Units					57,826	(14)	57,826	(14)	250,099	(15)
	Acceleration of Options									304,310	(17)
Annita M. Menogan,	Salary									300,000	(6)
Senior Vice President and	Bonus									17,500	(10)
Chief Legal Officer	Health Benefits									3,912	(12)
	Acceleration of LTI Cash Award									78,030	(19)
	Acceleration of Restricted Stock and Restricted Stock Units					57,826	(14)	57,826	(14)	248,188	(15)
	Acceleration of Options									112,160	(17)

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 25, 2011, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions in Mr. Carley's employment agreement, Mr. Brown's employment agreement, the change in control agreements with the other named executive officers, and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents an amount equal to two times Mr. Carley's 2011 base salary payable in a lump sum on the 60th day following termination of employment.

(4)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Mr. Brown's 2011 base salary.

(5)
Represents an amount equal to two times Mr. Houseman's 2011 base salary payable in a lump sum on the 10th day following termination of employment.

(6)
Represents an amount equal to one times the named executive officer's 2011 base salary payable in a lump sum on the 10th day following termination of employment.

(7)
Represents the amount the named executive officer or his or her estate would have been paid for his or her annual bonus for 2011 had the named executive officer been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to the named executive officers based on Company achievement of EBITDA goals for fiscal 2011.

(8)
Represents the amount Mr. Carley would have been paid for his annual bonus for 2011 had Mr. Carley been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Carley based on Company achievement of EBITDA goals for fiscal 2011. Per the terms of his employment agreement, Mr. Carley would also be entitled to receive an amount equal to two times his 2011 target bonus amount.

(9)
Represents the amount Mr. Brown would have been paid for his annual bonus for 2011 had Mr. Brown been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Brown based on Company achievement of EBITDA goals for fiscal 2011. Per the terms of his employment agreement, Mr. Brown would also be entitled to receive an amount equal to the annual bonus amount earned by Mr. Brown in the last completed fiscal year prior to the change in control event. Because Mr. Brown was not paid an annual bonus for 2010 (as his employment with the Company commenced in 2011), no additional amount would be payable to Mr. Brown pursuant to this provision.

(10)
Represents the annual bonus amount earned by the named executive officer in the last completed calendar year prior to the change in control event. Based on a change in control date of December 25, 2011, such amount represents the bonus amount that was earned in 2010 by the named executive officer.

(11)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of eighteen months following the effective date of termination.

(12)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of twelve months following the effective date of termination.

(13)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of twenty-four months following the effective date of termination.

(14)
The values included in the table above are based on the pro-rata number of performance-based restricted stock units that would have vested on December 25, 2011, multiplied by the closing sales price of the Company's common stock on The NASDAQ Global Select Market® as of December 23, 2011, the business day immediately preceding such date ($28.95). For purposes of this calculation, it is assumed that a pro-rata portion of the target number of any performance-based restricted stock units (100% or 50th percentile) included in the calculation would vest upon death or total disability as of December 25, 2011. The actual number of the performance-based restricted stock units to vest would be based on the Company's total shareholder return relative to other companies in the defined peer group.

(15)
For purposes of this calculation, it is assumed that the target number of performance-based restricted stock units (100% or 50th percentile) would vest upon a change in control as of December 25, 2011. The actual number of performance-based restricted stock units to vest would be based on the Company's total shareholder return to be calculated based on the price per share paid to the Company's stockholders in such change in control event relative to other companies in the defined peer group. The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 25, 2011, multiplied by the closing sales price of the Company's common stock on The NASDAQ Global Select Market® as of December 23, 2011, the business day immediately preceding such date ($28.95).

(16)
The values included in the table above are based on the number of restricted stock units held by Mr. Brown that will vest if his employment is terminated without cause, or Mr. Brown terminates his employment for good reason, or upon Mr. Brown's death or disability prior to March 12, 2013, multiplied by the closing sales price of the Company's common stock on The NASDAQ Global Select Market® as of December 23, 2011, the business day immediately preceding such date ($28.95).

(17)
The change in control agreements and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 25, 2011 and the exercise price of the options held by the named executive officer on an aggregate basis.

(18)
Represents the amount of the gross-up payment for Internal Revenue Code Section 280G purposes based on a change in control event occurring on December 25, 2011.

(19)
For purposes of this calculation, it is assumed that the LTI Cash award amount is paid at 100% of the target value upon a change in control as of December 25, 2011. The actual award amount calculated at December 25, 2011, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of the change in control.

Incentive Plans

        The following is a description of the change in control provisions contained within our equity incentive plans under which there are awards currently outstanding:

        2000 Management Performance Common Stock Option Plan.    Outstanding options under the 2000 Stock Option Plan may become fully vested in connection with the sale or disposition of substantially all of our common stock or our assets. In addition, the plan administrator may provide for the assumption, substitution or settlement of the outstanding options under the 2000 Stock Option Plan in the event of a "control transfer." A control transfer is defined in the 2000 Stock Option Plan and generally includes any person or group of persons who were not stockholders on April 30, 2000 becoming the owner of more than 50.0% of our outstanding voting shares, our merger, consolidation, or other reorganization in which any such person or group owns more than 50.0% of the outstanding voting shares of the surviving or resulting entity, or all or substantially all of our assets are sold or otherwise transferred to any such person or group.

        2002 Stock Incentive Plan.    Each award granted under the 2002 Stock Incentive Plan may, at the discretion of our board of directors or a committee appointed by our board of directors to administer the plan, become fully vested, exercisable, or payable, as applicable, upon a change in control event if the award will not be assumed or substituted for or otherwise continued after the event. A change of control, as defined in the 2002 Stock Incentive Plan, generally includes:

  •
  stockholder approval of our dissolution or liquidation;

  •
  certain changes in a majority of the membership of our board of directors over a period of two years or less;

  •
  the acquisition of more than 30.0% of our outstanding voting securities by any person other than a person who held more than 20.0% of our outstanding voting securities as of the date that the 2002 Stock Incentive Plan was approved, a company benefit plan, or one of their affiliates, successors, heirs, relatives or certain donees or certain other affiliates;

  •
  certain transfers of all or substantially all of our assets; and

  •
  a merger, consolidation or reorganization (other than with an affiliate) whereby our stockholders do not own more than 50.0% of the outstanding voting securities of the resulting entity after such event.

        In addition, if we terminate any participant's employment for any reason other than for cause either in express anticipation of, or within one year after a change in control event, then all awards held by that participant will vest in full immediately before his or her termination date. The plan administrator may also provide for alternative settlements (including cash payments), the assumption or substitution of awards or other adjustments in the event of a change of control event or in the context of any other reorganization of the Company.

        2004 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. Unless otherwise provided by the plan administrator, a change in control in and of itself generally will not trigger the accelerated vesting of awards granted under the 2004 Plan unless the awards will not be assumed by a successor or will otherwise not continue following the change in control event. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Second Amended and Restated 2007 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the Plans.

Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert B. Aiken	77,500	64,977	—	142,477
Lloyd L. Hill	105,000	64,977	645	170,622
Richard J. Howell	87,500	64,977	635	153,112
Glenn B. Kaufman	104,000	64,977	142	169,119
Pattye L. Moore	146,000	64,977	778	211,755
Stuart I. Oran	123,500	64,977	—	188,477
James T. Rothe	70,000	64,977	751	135,728
J. Taylor Simonton	78,500	64,977	672	144,149
Marcus L. Zanner	53,000	64,977	244	118,221

(1)
Each director was each awarded 1,872 restricted stock units in June 2011. All such restricted stock units are subject to vesting in three equal installments on the first, second, and third anniversaries of the date of grant, unless earlier per the terms of the award agreement. The fair value of such restricted stock units was computed in accordance with the authoritative guidance for accounting for stock compensation at $34.71 per share for all directors. As of the end of the fiscal year 2011, the aggregate number of options, restricted stock and restricted stock units outstanding for each director was as follows:

	Options	Restricted Stock	Restricted Stock Units
Robert B. Aiken	5,000	—	5,059
Lloyd L. Hill	5,000	—	5,059
Richard J. Howell	19,500	250	5,059
Glenn B. Kaufman	5,000	—	4,406
Pattye L. Moore	9,500	250	5,059
Stuart I. Oran	5,000	—	5,059
James T. Rothe	24,500	250	5,059
J. Taylor Simonton	19,500	250	5,059
Marcus L. Zanner	5,000	—	5,059
(2)
Each non-employee director is entitled to receive a dining card for complementary food and beverages at the Company's restaurants. In 2011, the dining card value used by each director was less than $10,000. The value to the non-employee directors is approximately 60% of the amount provided as a meal discount which represents the cost of goods and labor at the Company's restaurants.

Director Stock Ownership Guidelines

        In March 2009, the compensation committee approved stock ownership guidelines for executive officers and non-employee directors (see page 26 for discussion of the ownership guidelines for executive officers). The ownership guidelines stated that non-employee directors should own an amount of the Company's common stock with a cumulative cost basis of at least $150,000. Each director had three years from the adoption of the stock ownership guidelines to obtain the minimum requirement. New non-employee directors have five years from the time that he or she joins the board to reach the minimum ownership requirement. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. In February 2012, the compensation committee updated the stock ownership guidelines for directors. The updated guidelines increased the amount of the Company's common stock that non-employee directors should own from $150,000 to $200,000. The following table sets forth the ownership guidelines and the holdings of the non-employee directors as of March 5, 2012, valued at the acquisition dates:

Director	Ownership Guideline		Acquisition Value(5)
Robert B. Aiken	$200,000	(1)	$248,650
Lloyd L. Hill	$200,000	(1)	$191,750
Richard J. Howell	$200,000	(2)	$351,276
Glenn B. Kaufman	$200,000	(3)	$244,816
Pattye L. Moore	$200,000	(2)	$287,568
Stuart I. Oran	$200,000	(1)	$177,734
James T. Rothe	$200,000	(2)	$269,487
J. Taylor Simonton	$200,000	(2)	$327,871
Marcus L. Zanner	$200,000	(4)	$435,301

(1)
To be achieved by February 2015.

(2)
Achieved by March 2012.

(3)
To be achieved by August 2015.

(4)
To be achieved by June 2014.

(5)
The value of the stock as of the date of acquisition, in accordance with the approved stock ownership guidelines.

Annual Retainers

        In 2011, each director who was not an employee of the Company received an annual retainer of $30,000, payable in equal quarterly installments. In addition, the following amounts were paid to the Chair of the Board and each board committee chair: chair of the audit committee, $15,000; chair of the compensation committee, $12,500; chair of the nominating and governance committee, $7,500; and Chair of the Board, $40,000. The additional retainer amounts are paid to the committee chairs and the Chair of the Board in equal quarterly installments.

        In 2012, the amount of the annual retainer for non-employee directors was increased to $40,000. The chair of the newly created finance committee will receive a $10,000 annual retainer, payable in equal quarterly installments.

Meeting Fees

        In 2011, each non-employee director received $2,000 for each in-person board meeting attended and $1,000 for each regularly scheduled telephonic board meeting attended. Each member of the compensation committee and the nominating and governance committee received $2,000 for each in-person committee meeting attended, and each member of the audit committee received $3,000 for each in-person meeting of the audit committee attended. Each committee member received $1,000 for each regularly scheduled telephonic committee meeting attended. A director receives one-half of the specified meeting fee for any regularly scheduled in-person meeting in which the director instead participates by telephone. The Company also reimburses the directors for costs incurred by them in traveling to and attending board and committee meetings.

        There were no changes to the meeting fees for directors in 2012 except to add meeting fees for the finance committee consistent with the meeting fees paid to the compensation committee and nominating and governance committee.

Equity Awards

        Upon initial appointment or election to the board of directors, each non-employee director generally receives a non-qualified option grant covering 5,000 shares. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual grants of stock options, restricted stock, or restricted stock units. In 2011, non-employee directors received an annual grant with the value of $65,000, which was consistent with prior years.

Indemnification of Directors

        The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is asking our stockholders to cast an advisory vote to approve the executive compensation of our named executive officers as disclosed in this proxy statement (our "named executive officers"). This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of both specific, sustainable financial and strategic goals, which are expected to result in increased stockholder value. The Company believes that its executive compensation program satisfies these goals and is aligned with the long-term interests of its stockholders.

        Highlights of our current compensation program include the following.

  •
  Emphasis on a long-term pay for performance, which includes a cash component in our LTI program that is measured over three year performance periods on ROIC and EBITDA metrics.

  •
  Use of stock options to further align management's interest with stockholders through stock price.

  •
  Reduction of non-performance based equity from 50% to 20% of the LTI program, further emphasizing our focus on improving and sustaining operational performance.

  •
  Creation of additional incentives to focus on improving operations, such as the guest count incentive added to the annual bonus.

        Please read the "Compensation Discussion and Analysis" section contained in this proxy statement including the tables and narrative disclosures contained therein for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

Advisory Vote and Board Recommendation

        We request stockholder approval of the 2011 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

        Accordingly, we ask that you vote FOR the following resolution at this meeting:

  "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

        Our board of directors unanimously recommends a vote FOR this proposal.

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Deloitte & Touche LLP ("Deloitte") served as our independent registered public accounting firm for the 2011 fiscal year ended December 25, 2011. The audit committee has appointed Deloitte to serve for the 2012 fiscal year ending December 30, 2012. Our board is requesting ratification by our stockholders of Deloitte's appointment. Representatives of Deloitte will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

        In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it selects an independent registered public accounting firms for the next fiscal year. Because of the difficulty and expense of making any substitution of an independent registered public accounting firm after the beginning of the fiscal year, it is unlikely that Deloitte's appointment for the 2012 fiscal year would be terminated.

Principal Accountant Fees and Services

        The following table summarizes the aggregate fees billed or to be billed by Deloitte for the fiscal years ended December 25, 2011 and December 26, 2010:

	2011 ($)	2010 ($)
Audit fees	601,875	657,835
Audit-related fees	7,900	18,000
Tax fees	—	5,000
All other fees	4,000	4,000

Total	613,775	684,835

Audit Fees

        Fees for audit services consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes Oxley Act of 2002, reviews of our quarterly financial statements and fees related to a review of our Franchise Disclosure Document.

Audit-Related Fees

        Fees for audit-related services billed in 2010 were primarily related to assistance with preparation of responses to an SEC Comment Letter. In addition, 2011 and 2010 had audit-related fees related to accounting consultation and research.

Tax Fees

        Tax fees billed in 2010 related to certain services performed primarily in relation to various federal and state tax issues.

All Other Fees

        All other fees billed in 2011 and 2010 consisted of license fees related to Deloitte's proprietary web-based research database.

        With respect to non-audit services provided from time to time, the audit committee considers whether Deloitte's provision of other non-audit services to the Company is compatible with maintaining Deloitte's independence. The audit committee discusses such services with the independent registered public accounting firm and Company management to determine whether the services are permitted under SEC rules and regulations concerning auditor independence.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services to be performed by Deloitte, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes Oxley Act of 2002 and the SEC rules regarding auditor independence. These policies and procedures provide a mechanism by which management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

        In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have Deloitte perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee approves or rejects each of the listed services and approves a range of fees for each service to be performed. Services cannot commence until such approval has been granted. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

        All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2011 were pre-approved by the audit committee.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012.

 AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this Report.

        The audit committee is comprised of Richard J. Howell (Chair), Lloyd L. Hill, Pattye L. Moore, and J. Taylor Simonton. The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors, selecting and retaining the independent registered public accounting firm, and overseeing and reviewing the internal audit function of the Company.

        Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The independent registered public accounting firm is responsible for performing audits of the Company's consolidated financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessments of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent registered public accounting firm. The audit committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with GAAP or that the audits of the annual financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessment of the effectiveness of the Company's internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board, or that the independent registered public accounting firm is, in fact, "independent."

        The audit committee has met and held discussions with management and the independent registered public accounting firm on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee's meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm without the presence of the Company's management. The audit committee has reviewed and discussed with both management and the independent registered public accounting firm, the Company's consolidated financial statements as of and for the year ended December 25, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent registered public accounting firm included in its report on the consolidated financial statements.

        The audit committee discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 "Communication with Audit Committees", as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm has provided to the audit committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the audit committee has discussed with our independent registered public accounting firm its independence. The audit committee has also considered whether the independent registered public accounting firm's provision of other non-audit services to the Company is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent registered public accounting firm was compatible with the maintenance of independence in the conduct of its auditing functions.

        Based upon our review and discussions with management and the independent registered public accounting firm and the reports of the independent registered public accounting firm, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the board of directors approve the audited financial statements for inclusion in the Company's annual report on Form 10-K for the year ended December 25, 2011, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Richard J. Howell, Chair
Lloyd L. Hill
Pattye L. Moore
J. Taylor Simonton

ADDITIONAL INFORMATION

        "Householding" of Proxy Materials.    As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including the Notice Regarding the Availability of Proxy Materials, proxy statements, annual reports, and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

        If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the Notice Regarding the Availability of Proxy Materials or the proxy materials themselves, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

        Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing and mailing the Notice Regarding the Availability of Proxy Materials or form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT ON FORM 10-K

        We filed with the SEC an annual report on Form 10-K on February 23, 2012 for the fiscal year ended December 25, 2011. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

Annita M. Menogan Secretary
Greenwood Village, Colorado April 13, 2012

Appendix A

THIRD AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
RED ROBIN GOURMET BURGERS, INC.,
a Delaware corporation

* * * * *

Pursuant to Section 242
of the Delaware General Corporation Law

* * * * *

        Red Robin Gourmet Burgers, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that:

          1.     The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 17, 2001.

          2.     The Corporation filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on July 18, 2002.

          3.     The Corporation filed its Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 12, 2003.

          4.     The Corporation filed its Second Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 27, 2010 (the Certificate of Incorporation, as amended to date, the "Certificate").

          5.     This Third Amendment to the Amended and Restated Certificate of Incorporation of Red Robin Gourmet Burgers, Inc. has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          6.     The Certificate is hereby amended by deleting paragraph A of Article SIXTH thereof and by substituting in lieu thereof the following new paragraph A:

            "A.   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. Subject to the other provisions of this paragraph, the board of directors is and shall remain divided into three classes, with the directors in each class serving for a term expiring at the third annual meeting of stockholders held after their election. Subject to the rights of holders of Preferred Stock to elect additional directors under specified circumstances, the terms of the members of the board of directors shall be as follows: (i) at the annual meeting of stockholders to be held in 2012, the directors whose terms expire at that meeting or such directors' successors shall be elected to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2013; (ii) at the annual meeting of stockholders to be held in 2013, the directors whose terms expire at that meeting or such directors' successors shall be elected to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2014; and (iii) at the annual meeting of stockholders to be held in 2014 and at each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting after their election. The classification of the directors shall terminate at the annual meeting of stockholders to be held in 2014, and all directors, thereafter, shall be elected in accordance with clause (iii) above.

A-1

    Notwithstanding the foregoing provisions, each director shall serve until his or her successor is duly elected and qualified, or until his or her death, resignation or removal."

          7.     The Certificate is hereby amended by deleting paragraph B of Article SIXTH thereof and by substituting in lieu thereof the following new paragraph B:

            "B.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and not by stockholders. Any director so chosen to fill a vacancy in a class or a newly created directorship of a class prior to the annual meeting of stockholders to be held in 2014 shall hold office for a term that shall coincide with the remaining term of that class. Any director so chosen to fill a vacancy or a newly created directorship at or following the annual meeting of stockholders to be held in 2014 shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director."

          8.     The Certificate is hereby amended by deleting paragraph D of Article SIXTH thereof and by substituting in lieu thereof the following new paragraph D:

            "D.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office (i) at any time prior to the annual meeting of stockholders to be held in 2014, at any time, but only for cause, and (ii) at any time at or after the annual meeting of stockholders to be held in 2014, with or without cause, in each of clauses (i) and (ii) only by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

          9.     Except as provided in this amendment, the Certificate is unchanged and remains in full force and effect.

        IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of the [                ] day of [                            ], 2012.

Red Robin Gourmet Burgers, Inc., a Delaware corporation
By:	Annita M. Menogan, Senior Vice President and Chief Legal Officer

A-2

ANNUAL MEETING OF STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. May 24, 2012 If no direction is provided, this proxy will be voted "FOR" Proposal 6. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, form of proxy card and 2011 annual report on Form 10-K are available at http://www.redrobin.com/eproxy. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement and 2011 annual report on Form 10-K. 1. Approval of the proposal to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors. 2. The election of four (4) directors for terms as described in the proxy statement: Robert B. Aiken Richard J. Howell James T. Rothe J. Taylor Simonton 3. Advisory vote to approve named executive officer compensation. 4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 30, 2012. 5. To transact such other business as may properly come before the meeting. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00030333333000000000 7 052412

014475 RED ROBIN GOURMET BURGERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Stephen E. Carley and Stuart B. Brown, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on March 26, 2012 at the Annual Meeting of Stockholders to be held at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, at 8:00 a.m. MDT on May 24, 2012, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on the reverse side)